Exhibit 2.67

VIDEOTRON LTD.,

as Issuer

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COMPUTERSHARE TRUST COMPANY OF CANADA,

as Trustee

TRUST INDENTURE

providing for the issue of senior notes from time to time

Dated as of June 21, 2024

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

TRUST INDENTURE

THIS INDENTURE is made as of the 21st day of June, 2024.

BETWEEN:

Videotron LTD., a corporation created and existing under the laws of Québec (the “Issuer”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the “Trustee”)

WHEREAS, the Issuer wishes to create and issue senior notes in the manner provided in this Indenture.

AND WHEREAS, the Issuer, under the laws relating thereto, is duly authorized to create and issue the senior notes to be issued as herein provided.

AND WHEREAS, all necessary resolutions of the directors of the Issuer have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the senior notes proposed to be issued hereunder and this Indenture and the execution thereof legal, valid and binding on the Issuer in accordance with the laws relating to the Issuer.

AND WHEREAS, the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee.

NOW THEREFORE THIS TRUST INDENTURE WITNESSES, and it is hereby covenanted, agreed and declared as follows:

Article 1

INTERPRETATION

1.1Definitions

In this Indenture and in the Notes (as defined herein), unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the respective meanings indicated:

“Accounts Receivable Entity” means a Subsidiary of the Issuer or any other Person in which the Issuer or any Restricted Subsidiary of the Issuer makes an investment:

(1)	that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable;
(2)	that is designated as an Accounts Receivable Entity;
(3)

no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Issuer or any of its Restricted Subsidiaries (excluding guarantees of obligations (other than any guarantee of Indebtedness)

pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Issuer or any of its Subsidiaries in any way, other than pursuant to Standard Securitization Undertakings, or (c) subjects any asset of the Issuer or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(4)

with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(5)

with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Additional Notes” means the Notes of any one or more Series, other than the initial issuance of Notes of each such Series.

“Affiliate” or “affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of more than 10% of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Procedures” means, with respect to any Global Note, the rules and procedures of the Depository that apply to such Global Note.

“Approved Bank” has the meaning ascribed thereto in 13.8.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the Capital Lease Obligations under the Capital Lease resulting from such Sale and Leaseback Transaction as reflected on the consolidated balance sheet of the Issuer. Attributable Debt may be reduced by the present value of the rental obligations, calculated on the same basis that any sublessee has for all or part of the same property.

“Authorized Investment” means short-term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province of Canada or a Canadian chartered bank (which may include an affiliate or related party of the Trustee, for the purpose of this definition).

“Back-to-Back Preferred Shares” means Preferred Shares issued:

(1)

to the Issuer or a Restricted Subsidiary by an Affiliate of the Issuer in circumstances where, immediately prior to or after, as the case may be, the issuance of such preferred shares, an Affiliate of such entity has loaned on an unsecured basis to such entity, or an Affiliate of such entity has subscribed for Preferred Shares of such entity in, an amount equal to the requisite subscription price for such preferred shares;

(2)

by the Issuer or a Restricted Subsidiary to one of its Affiliates in circumstances where, immediately prior to or after, as the case may be, the issuance of such preferred shares, such entity has loaned an amount equal to the proceeds of such issuance to an Affiliate on an unsecured basis; or

(3)

by the Issuer or a Restricted Subsidiary to one of its Affiliates in circumstances where, immediately prior to or after, as the case may be, the issuance of such preferred shares, such entity has used the proceeds of such issuance to subscribe for preferred shares issued by an Affiliate.

“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), Title 11 of the U.S. Code and other U.S. Debtor Relief Laws, as now and hereinafter in effect, or any successor statute, or any other supranational, national, federal, provincial or state law for the relief of debtors.

“Beneficial Holder” means any Person who holds a beneficial interest in a Global Note as shown on the books of the Depository or a participant in the Depository.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.

“Board of Directors” means,

(1)	with respect to a corporation, the board of directors of the corporation;
(2)	with respect to a partnership, the board of directors or other governing body of the general partner(s) of the partnership; and
(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Book Entry Only Notes” means Notes of a Series which, in accordance with (and subject to) the terms applicable to such Series, are to be held only by or on behalf of the Depository.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Montréal, Québec or Toronto, Ontario are authorized or required by law to close.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued (a) in a public offering by prospectus qualified under applicable securities laws in any province or territory of Canada and/or registered under

U.S. Securities Act, (b) in a private placement to institutional investors under National Instrument 45-106 – Prospectus Exemptions (Regulation 45-106 – Regarding Prospectus Exemptions in Québec) or any similar securities laws in Canada, or (c) in a private placement to institutional investors in accordance with Rule 144A, Regulation D or Regulation S under the U.S. Securities Act, whether or not it includes registration rights. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under the Credit Agreement, Indebtedness incurred in connection with a Sale and Leaseback Transaction, Capital Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CDS” means CDS Clearing and Depository Services Inc. and its successors.

“Central Register” has the meaning ascribed to such term in Section 3.1(a).

“Certificate of the Issuer”, “Order of the Issuer” and “Request of the Issuer” mean, respectively, a written certificate, order and request signed in the name of the Issuer by any one Officer on behalf of the Issuer.

“Certified Resolution” means a copy of a resolution certified by an Officer to have been duly passed by the Issuer Board and to be in full force and effect on the date of such certification.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder or a Related Party of a Permitted Holder;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;
(3)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than a Permitted Holder or a Related Party of a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; or

(4)

during any consecutive two-year period, the first day on which individuals who constituted the Board of Directors of the Issuer as of the beginning of such two-year period (together with any new directors who were nominated for election or elected to such Board of Directors with the approval of a majority of the individuals who were members of such Board of Directors, or whose nomination or election was previously so approved at the beginning of such two-year period) cease to constitute a majority of the Board of Directors of the Issuer.

“Change of Control Offer” has the meaning ascribed to such term in Section 8.12.

“Change of Control Payment Date” has the meaning ascribed to such term in Section 8.12.

“Change of Control Purchase Price” has the meaning ascribed to such term in Section 8.12.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline with respect to the Notes of such series.

“Civil Code” refers to the Civil Code of Québec, as amended from time to time.

“Compliance Certificate” means a Certificate of the Issuer certifying that after reasonable investigation and inquiry the Issuer has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance of which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be, the whole substantially in the form set forth as “Schedule E” hereto.

“Consolidated Net Tangible Assets” means, with respect to the Issuer and its Subsidiaries on a consolidated basis, the total assets of the Issuer and its Subsidiaries, after deducting therefrom (a) current liabilities excluding Indebtedness, (b) goodwill, (c) intangible assets, except separately acquired stand-alone intangible assets (such as, without limitation, mobile communication licences) and internally developed intangible assets (such as, without limitation, software), all as set forth on the most recent consolidated statement of financial position (balance sheet) of the Issuer and computed in accordance with GAAP.

“Corporate Trust Office” means the corporate trust office of the Trustee in the Province of Québec at which, at any particular time, its corporate trust business related to this Indenture shall be administered, which office, at the date hereof, is located at 650 boul. de Maisonneuve West, 7th floor, Montréal, Québec, H3A 3T2.

“Counsel” means a legal counsel or law firm (who may be counsel for the Issuer) retained by the Trustee or retained by the Issuer and acceptable to the Trustee, acting reasonably.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 16, 2015, as amended and supplemented through the date hereof, by and among, inter alios, Videotron, as borrower, the lenders and guarantors party thereto, and The Royal Bank of Canada as Administrative Agent, and as such Credit Agreement may be further amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, or other debt arrangements (including, without limitation, under this Indenture), in each case with banks, other institutional lenders or investors, providing for revolving credit loans, term loans, notes, receivables financing (including, to the extent Indebtedness, through the sale of accounts receivables to such lenders or investors or to an Accounts Receivable Entity) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates entered into with any commercial bank or other financial institutions.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Indebtedness for the voluntary bankruptcy of the relevant joint venture entity or Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“DBRS” means, collectively, DBRS Limited, DBRS, Inc. and DBRS Ratings Limited, or any successor to the rating agency business the Morningstar DBRS group of companies.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means, with respect to the Notes issuable or issued in the form of one or more Global Notes, the Person designated as depository by the Issuer pursuant to this Indenture until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository under this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, Back-to-Back Preferred Shares will not constitute Disqualified Stock. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

“DRS Statement” means a statement evidencing the Notes held by a holder in book-based form in lieu of a physical certificate.

“Effective Date” means the original date of this Indenture, being June 21, 2024.

“Electronic Methods” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system (including the CDSX System or such similar system used by a global depository) specified by the Trustee as available for use in connection with its services hereunder.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Event of Default” means any of the events or circumstances specified in Section 8.1.

“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of a Guarantor hereunder, (a) taxes imposed on or measured by the Recipient’s net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal or applicable office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Recipient is located, and (c) any withholding tax that is attributable to such Recipient’s failure or inability (other than as a result of a change in law) to comply with Section 6.6(e).

“Extraordinary Resolution” has the meaning ascribed to such term in Section 11.13.

“Exempted Secured Indebtedness” means any Indebtedness secured by any Lien: (i) incurred or entered into on or after the Series Issuance Date to finance the acquisition, improvement or construction of such property and secured by Liens placed on such property within 270 days of acquisition, improvement or construction and securing Indebtedness not to exceed 2.5% of the Issuer’s Consolidated Net Tangible Assets at any time outstanding; (ii) on Principal Property or the shares or Indebtedness of Restricted Subsidiaries and existing at the time of acquisition of the property, stock or Indebtedness; (iii) owing to the Issuer or any other Restricted Subsidiary; or (iv) existing at the time a corporation or other Person becomes a Restricted Subsidiary.

“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect in Canada from time to time and which, as of the date of the indenture, is IFRS.

“Global Note” or “Global Notes” means a Note or Notes representing the aggregate principal amount of a Series of Notes which is held by or on behalf of the Depository.

“Governmental Authority” means the Government of Canada, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person (in whole or in part); “guarantee”, when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means each guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Issuer pursuant to the terms of this Indenture.

“Guarantor” means each Person that, on the Series Issuance Date in respect of Notes, is a guarantor under the Credit Agreement or any Capital Markets Indebtedness of the Issuer, and each other Person that becomes a Guarantor, as required pursuant to the terms of this Indenture after the Series Issuance Date, in each case, until such Person is released from its guarantee of the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

“IFRS” means the international financial reporting standards adopted by the International Accounting Standards Board to the extent applicable at that time to the relevant financial statements.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common shares of the Issuer, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	representing principal of and premium, if any, in respect of borrowed money;
(2)	representing principal of and premium, if any, evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of bankers’ acceptances;
(4)	representing Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;
(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;
(6)

representing the amount of all obligations of such Person with respect to the repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Shares (in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends); or

(7)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Attributable Debt, Disqualified Stock and Preferred Shares) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. The term “Indebtedness” will not include Non-Recourse Equity Pledge Debt or Standard Securitization Undertakings.

The amount of any Indebtedness described above in clauses (a) through (g) and in the preceding paragraph outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, and
(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided, however, that if any Indebtedness denominated in a currency other than Canadian dollars is hedged or swapped through the maturity of such Indebtedness under a Currency Exchange Protection Agreement, the amount of such Indebtedness will be adjusted to the extent of any positive or negative value (to the extent the obligation under such Currency Exchange Protection Agreement is not otherwise included as Indebtedness of such Person) of such Currency Exchange Protection Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indenture” means this indenture by and between Videotron Ltd., as Issuer, and Computershare Trust Company of Canada, as Trustee, dated as of the Effective Date.

“Initial Guarantors” means the Subsidiaries of the Issuer named on Schedule “B” hereto.

“Interest Payment Date” means, for each Series of interest-bearing Notes, a date on which interest is due and payable in accordance with the terms pertaining to such Series.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates entered into with any commercial bank or other financial institution.

“Internal Procedures” means in respect of the making of any one or more entries to, changes, in or deletions of any one or more entries in, the Register at any time (including without limitation, registration of original issuance, exchange or transfer of ownership) the Trustee’s applicable internal operating procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Trustee.

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s, “BBB (low)” (or the equivalent) by DBRS, “BBB-” (or the equivalent) by Fitch, and “BBB-” (or the equivalent) by S&P.

“Issuer” means Videotron Ltd., a corporation existing under the laws of Québec, and any successor Person resulting from any transaction permitted by the covenant described under Subsection 10.1(a).

“Issuer Board” means the Board of Directors of the Issuer or, whenever duly empowered by a resolution of the directors of the Issuer, a committee of the Board of Directors of the Issuer, and reference to action by the Issuer Board means action by the Board of Directors of the Issuer or action by any such committee, in each case, on behalf of the Issuer. Following a transaction permitted by Section 10.1, the term “Issuer Board” includes a Board of Directors of a Successor of the Issuer.

“Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation, assignment for security or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or duly published under applicable law, including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of, or agreement to give, any hypothec or any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Adverse Effect” shall mean, with respect to a series, a material adverse effect on (i) the business, operations, prospects, properties or condition, financial or otherwise, of the Issuer and its Subsidiaries taken as a whole, or (ii) the Issuer’s ability to perform its obligations and liabilities under in respect of such Series of Notes under this Indenture.

“Maturity Date” means with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means, collectively, Moody’s Investors Service, Inc. and/or its licensors and affiliates or any successor to the rating agency business thereof.

“Non-Recourse Debt” means Indebtedness:

(1)

as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except in each case for Customary Recourse Exceptions and Non-Recourse Equity Pledge Debt; and

(2)

no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-Recourse Equity Pledge Debt” means a guarantee by the Issuer or any Restricted Subsidiary of Indebtedness owing to any lender(s) to a joint venture entity or Unrestricted Subsidiary; provided that recourse on such guarantee is limited to (a) a Lien on any intercompany Indebtedness owing by such joint venture entity or Unrestricted Subsidiary to the Issuer or such Restricted Subsidiary, as applicable, (b) a Lien on any Equity Interests in such joint venture entity or Unrestricted Subsidiary owned by the Issuer or such Restricted Subsidiary, as applicable, and/or (c) obligations relating to Customary Recourse Exceptions.

“Noteholders” or “holders” means any registered holder, from time to time, of Notes.

“Noteholders’ Request” means, in respect of a particular Series, an instrument signed in one or more counterparts by Noteholders holding not less than 25% of the aggregate principal amount of the outstanding Notes of such Series or, in respect of all Notes, an instrument signed in one or more counterparts by Noteholders holding not less than 25% of the aggregate principal amount of all outstanding Notes, in each case requesting or directing the Trustee to take or refrain from taking the action or proceeding specified therein.

“Notes” means senior unsecured notes of the Issuer issued pursuant to this Indenture and, for greater certainty, includes any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, prospectus, term sheet or other applicable offering document of the Issuer in respect of a Series of Notes.

“Officer” means any of the following officers of the Issuer: the President, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or Chief Legal Officer, the Controller, the Treasurer and the Corporate Secretary, and any individuals having similar functions.

“Officer’s Certificate” means a certificate signed by one Officer.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee; provided that the counsel may be an employee of or counsel to the Issuer.

“Ordinary Resolution” has the meaning ascribed to such term in Section 11.12.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Notes.

“Paying Agent” means a Person authorized by the Issuer to pay the principal, Premium or interest payable in respect of any Notes on behalf of the Issuer, and may include the Issuer and the Trustee.

“Payment Default” has the meaning ascribed to such term in Subsection 8.1(g).

“Permitted Holders” means one or more of the following persons or entities:

(1)	Quebecor Inc.;
(2)	Quebecor Media Inc.;
(3)	any issue of the late Pierre Péladeau;
(4)	any trust having as its sole beneficiaries one or more of the persons or entities listed in clause (3) above, in this clause (4) or in clause (5) below;
(5)	any corporation, partnership or other entity controlled by one or more of the persons or entities referred to in clause (3) or (4) above or in this clause (5); and
(6)	CDP Capital d’Amérique Investissements Inc.

“Permitted Liens” means any one or more of the following:

(1)	Liens in favor of the Issuer or a Restricted Subsidiary;
(2)

Liens on any property of any Person existing at the time such Person becomes a Restricted Subsidiary, or at the time such Person amalgamates or merges with the Issuer or a Restricted Subsidiary, which Liens are not created in contemplation of such Person becoming a Restricted Subsidiary or effecting such amalgamation or merger;

(3)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(4)

Liens on any property, including any improvements from time to time on such property, existing at the time such property is acquired by the Issuer or a Restricted Subsidiary, including any acquisition by means of amalgamation, consolidation or merger, or Liens to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Issuer or a Restricted Subsidiary or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Issuer or a Restricted Subsidiary of improvements to such acquired property or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(5)	any interest or title of a lessor in the property subject to any Capital Lease or operating lease;
(6)

Liens (including extensions and renewals of such Liens) existing on the Series Issuance Date for such Series and any other Liens identified in the Supplemental Indenture relating to a Series of Notes issued;

(7)

Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business, exclusive of Obligations for the payment of borrowed money;

(8)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
(9)

Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations and forward contracts, options, future contracts, future options or similar agreements or arrangements, including mark-to-market transactions designed solely to protect the Issuer or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(10)	Liens arising from sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;
(11)	Liens on accounts receivable and related assets incurred in connection with a Qualified Receivables Transaction;
(12)	any Lien on the funds or securities deposited with the Trustee in connection with any defeasance under this Indenture;
(13)

any Lien payment with respect to the Notes which has been provided for by the deposit with the Trustee of any amount in cash sufficient to pay same in principal and interest until the date of maturity;

(14)	customary bankers’ liens and rights of set-off or compensation or combination of accounts in favour of a financial institution with respect to deposits maintained by it;

(15)

Liens granted by the Issuer or any Restricted Subsidiary to a landlord to secure the payment of arrears of rent in respect of leased properties leased from such landlord, provided that such Lien is limited to the assets located at or about such leased properties;

(16)

Liens on property of the Issuer or a Restricted Subsidiary securing Indebtedness or other obligations issued by Canada or the United States of America or any province, state or any department, agency or instrumentality or political subdivision of Canada or the United States of America or any state, or by any other country or any political subdivision of any other country, for the purpose of financing all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens

(17)	any extensions, substitutions, replacements or renewals of the foregoing clauses (2) through (16); and
(18)

any other Liens not otherwise qualifying as a Permitted Lien under the preceding clauses of this definition provided that, at the applicable time, the sum of (without duplication) the aggregate principal amount of the Indebtedness secured by all such other Liens under this clause (18) does not exceed 15% of the Issuer’s then-applicable Consolidated Net Tangible Assets.

“Person” or “person” means an individual, partnership, corporation, company, association, trust, unincorporated organization, business entity, Governmental Authority or any other entity.

“Preferred Shares” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Premium” means at any time, if (a) Section 5.1 applies, the excess of the optional redemption price set forth in the Notes subject to such optional redemption or in the Supplemental Indenture or Terms Schedule authorizing or providing for the issue thereof over the principal amount outstanding of such Notes and (b) if Section 8.12 applies, 1% of the principal amount outstanding of the applicable Notes.

“Principal Property” means at any time any property or asset which has a fair market value or a book value in excess of US$5 million (or its equivalent in any other currency or currencies).

“Property” means all or any portion of the Issuer’s or any Restricted Subsidiary’s undertaking, property and assets, both real and personal, including for greater certainty any share in the capital of any Person.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or such Restricted Subsidiary transfers to an Accounts Receivable Entity (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) or any other Person other than the Issuer or any of its Subsidiaries, or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time the Issuer or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” means Moody’s, DBRS, Fitch and S&P, and each of such Rating Agencies is referred to individually as a “Rating Agency.”

“Ratings Date” means the date which is 90 days prior to the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention of the Issuer to effect a Change in Control and (b) the occurrence of a Change of Control.

Ratings Decline” means the occurrence of the following in respect of a Series of Notes during the Ratings Decline Period:

(1)

in the event the Notes have an Investment Grade Rating from only one Rating Agency on the Ratings Date, the occurrence of a decrease in the rating of the Notes to below an Investment Grade Rating by such Rating Agency or withdrawal of the rating of the Notes by such Rating Agency;

(2)

in the event the Notes have an Investment Grade Rating from two or more of the four Rating Agencies on the Ratings Date, during the Ratings Decline Period, the Notes shall have an Investment Grade Rating from fewer than two of the four Rating Agencies;

(3)

in the event the Notes are rated below an Investment Grade Rating by at least two of the four Rating Agencies on the Ratings Date, and no Rating Agency has assigned an Investment Grade Rating to the Notes, the rating of the Notes by at least two of the four Rating Agencies shall be downgraded by one or more gradations (including gradations within rating categories as well as between rating categories); or

(4)

in the event the Notes are rated below an Investment Grade Rating by one Rating Agency on the Ratings Date, and no Rating Agency has assigned an Investment Grade Rating to the Notes, the occurrence of a decrease of one or more gradations of the rating of the Notes or withdrawal of the rating of the Notes by such Rating Agency;

unless, in the case of any such downgrade action by any Rating Agency, such Rating Agency shall have put forth a written statement to the effect that such downgrade or withdrawal is not attributable in whole or in part to the applicable Change of Control.

“Ratings Decline Period” means the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control and (b) the occurrence of a Change of Control and (2) ends 90 days following consummation of such Change of Control; provided, that such period shall be extended for so long as the rating of the Notes is under publicly announced consideration for downgrade by any Rating Agency.

“Recipient” means the Trustee, Noteholder, or any other applicable Person entitled to receive amounts and/or indemnifications pursuant to Section 6.6.

“Record Date” means, in respect of a Series of Notes, a date fixed by the Issuer from time to time or specified in this Indenture for determining the Noteholders entitled to receive interest on an Interest Payment Date for such Series.

“Redemption Date” has the meaning ascribed to such term in Section 5.3.

“Redemption Price” means with respect to a Note to be redeemed, unless otherwise provided in a Supplemental Indenture or Terms Schedule in respect of a particular Series of Notes, the principal amount of the Notes being redeemed together with interest on the principal amount of such Notes so redeemed accrued and unpaid to the Redemption Date and payable on the Redemption Date fixed for such Notes, if any.

“Redemption Price Calculation Date” means the date on which the Redemption Price is to be calculated for Notes that do not have a fixed Redemption Price, which date shall be the third (3rd) Business Day prior to the Redemption Date.

“Register” means a register for the registration of Notes which the Trustee or a Registrar is required or permitted to maintain pursuant to Section 3.1(a).

“Registrar” means the Trustee or a Person other than the Trustee designated by the Issuer to keep a Register.

“Related Party” means:

(1)	any controlling shareholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder, or
(2)

any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding 80% or more controlling interest of which consists of any one or more Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Subsidiary” means, at any time, any Subsidiary of the Issuer, if at the end of the most recent fiscal quarter for which the Issuer has issued its consolidated financial statements, the total assets of such Subsidiary (consolidated in the case of a corporation which itself has Subsidiaries), after eliminating inter-company balances and transactions, represent not less than 10% of the consolidated total assets of the Issuer and its Subsidiaries taken as a whole, determined in accordance with GAAP consistently applied.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred, but does not include (a) any Sale and Leaseback Transaction between the Issuer and its Restricted Subsidiaries or between Restricted Subsidiaries, or (b) any Sale and Leaseback Transaction where the term of the lease back is less than three years.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary secured by any Lien upon any Principal Property of the Issuer or a Restricted Subsidiary or the shares or Indebtedness of a Restricted Subsidiary (other than a Restricted Subsidiary that guarantees the payment obligations of the Issuer under the Notes at the time of the determination), but does not include any Exempted Secured Indebtedness.

“Securities” means any shares, units, instalment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

“serial meeting” has the meaning ascribed to such term in Section 11.19.

“Series” means a series of Notes which, unless otherwise specified in a Supplemental Indenture or a Terms Schedule, consists of those Notes which have identical terms, regardless of whether such Notes are designated as a series or were or are to be issued at the same time.

“Series Issuance Date” shall mean, with respect to a Series of Notes under this Indenture, the date of original issuance of such Notes as specified in the related Supplemental Indenture for such Series.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any of its Restricted Subsidiaries, which are customary in an accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the guarantees, respectively.

“Subsidiary” means, with respect to any specified Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Successor” has the meaning ascribed to such term in Section 10.1.

“Supplemental Indenture” means an indenture supplemental to this Indenture pursuant to which, among other things, Notes may be authorized for issue or this Indenture may be amended.

“Terms Schedule” means a schedule setting out the terms and conditions that are applicable to the Notes or Additional Notes specified therein.

“Third Party” means any Person other than the Issuer or a Subsidiary.

“Threshold Amount” means an amount equal to US$100,000,000 (or the equivalent in other currencies).

“Trustee” means Computershare Trust Company of Canada, or its successor or successors for the time being as trustee hereunder.

“Trust Sections” has the meaning ascribed to such term in Section 13.24.

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“Unrestricted Subsidiary” means, at any time of determination, any Subsidiary of the Issuer that is not a Restricted Subsidiary, and any Subsidiary of an Unrestricted Subsidiary.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.2Meaning of “outstanding” for Certain Purposes

Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money for the payment or redemption thereof has been set aside pursuant to Sections 2.10 or 5.5 or Article 9, provided that:

(a)

if a new Note has been issued in substitution for a Note that has been mutilated, lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

(b)

Notes that have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof; and

(c)

for the purpose of any provision of this Indenture entitling holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture or to constitute a quorum at any meeting of Noteholders, Notes beneficially owned directly or indirectly by the Issuer or any Affiliate of the Issuer shall be disregarded; provided that

(i)

for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action or on the Noteholders present or represented at any meeting of Noteholders constituting a quorum, only the Notes which the Trustee knows are so owned shall be so disregarded;

(ii)

Notes so owned that have been pledged in good faith other than to the Issuer or an Affiliate of the Issuer shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustee, acting reasonably, the pledgee’s right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Issuer or any Affiliate of the Issuer; and

(iii)

for the purposes of disregarding any Notes owned legally or beneficially by the Issuer or any Affiliate, the Issuer shall provide to the Trustee, at the request of the Trustee, from time to time, a certificate of the Issuer setting forth as at the date of such certificate:

(A)	the names of the registered holders which, to the knowledge of the Issuer, are owned, directly or indirectly, legally or equitably by the Issuer or any Affiliate; and

(B)	the principal amount of Notes owned legally and beneficially by each of such holders;

and the Trustee in making such determination shall be entitled to rely upon such certificate.

1.3Interpretation Not Affected by Headings

The division of this Indenture into Articles, Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4Extended Meanings

In this Indenture, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to “Indenture”, “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder” and similar expressions refer to this indenture, and not to any particular Article, Section, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Indenture and Terms Schedule; and the expressions “Article”, “Section”, “Subsection”, “clause”, “Schedule”, and “Exhibit” followed by a number, letter or combination of numbers and letter refer to the specified Article, Section or clause of or Schedule to this Indenture.

1.5Day Not a Business Day

Except as otherwise provided herein, if any day on which an amount is to be determined, any period of time would begin or end, any calculation is to be made or an action is to be taken hereunder at a particular location is not a Business Day, then such amount shall be determined, such period of time shall begin or end, such calculation shall be made or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day at such location.

1.6Currency

Except as otherwise provided herein, all references in this Indenture to “Canadian dollars” “dollars” and “$” are to lawful money of Canada.

1.7Conversion of Currency

(a)

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under the Indenture to the holder from another currency to Canadian dollars, the Issuer and each Guarantor has agreed, and each holder by holding such Note will be deemed to have agreed, to the fullest extent that the Issuer, each Guarantor and they may effectively do so, that the rate of exchange used shall be the daily average exchange rate published by the Bank of Canada on the Business Day preceding the day on which final judgment is given;

(b)

The Issuer’s and the Guarantors’ obligations to any holder will, notwithstanding any judgment in a currency (the “judgment currency”) other than Canadian dollars, be discharged only to the extent that on the Business Day following receipt by such holder or the Trustee, as the case may be, of any amount in such judgment currency, such holder may in accordance with normal banking procedures purchase Canadian dollars with the judgment currency. If the amount of the Canadian dollars so purchased is less than the amount originally to be paid to such holder or the Trustee in the judgment currency (as determined in the manner set forth in Subsection 1.7(a)), as the case may be, each of the Issuer and the Guarantors, solidarily (jointly and severally), agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the holder and the Trustee, as the case may be, against any such loss. If the amount of the Canadian dollars so purchased is more than the amount originally to be paid to such holder or the Trustee, as the case may be, such holder or the Trustee, as the case may be, will pay the Issuer or the applicable Guarantor such excess; provided that such holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default under the Notes or the Indenture has occurred and is continuing or if the Issuer or the Guarantors shall have failed to pay any holder any amounts then due and payable under such Note or the Indenture, in which case such excess may be applied by such holder or the Trustee to such obligations.

1.8Statutes

Each reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.9Invalidity of Provisions

Each provision in this Indenture or in a Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof or thereof.

1.10Governing Law

This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable in the Province of Québec and shall be treated in all respects as Québec contracts. Each party submits to the jurisdiction of any Québec courts sitting in Montréal in any action, application, reference or other proceeding arising out of or related to this Indenture and agrees that all claims in respect of any such actions, application, reference or other proceeding shall be heard and determined in such Québec courts. The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

1.11Language

The parties confirm their express wish that this Indenture, the Notes and all related documents be drafted in the English language. Les parties aux présentes confirment leur volonté expresse que cette convention et tous les documents s’y rattachant soient rédigés en langue anglaise.

1.12Calculations

The Issuer shall be responsible for making all calculations called for hereunder. The Issuer shall make such calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Noteholders and the Trustee. The Issuer will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

1.13Certificates and Opinion

Any certificate made or given under or for the purpose of satisfying any provision of this Indenture or evidencing the compliance with any provision of this Indenture by one or more Officers of the Issuer or a Guarantor may be based, in so far as it relates to legal matters, upon an opinion of Counsel, unless such Person or Persons signing the certificate knows, or with the exercise of reasonable care should have known, that the opinion with respect to the matters upon which his or their certificate is based as aforesaid is or are erroneous. Any Opinion made or given by Counsel may be based, in so far as it relates to factual matters and information which is in the possession of the Issuer or a Guarantor, upon the certificate of an officer or officers of the Issuer or a Guarantor, unless such Counsel knows, or in the exercise of reasonable care should have known, that the certificate with respect to the matters upon which its opinion is based as aforesaid is or are erroneous. Any such certificate or opinion, as the case may be, made or given by an Officer or a Guarantor or by Counsel may be based, in so far as it relates to accounting matters, upon the certificate or opinion of an auditor or accountant, including the auditors of the Issuer, unless such Officer or Counsel, as the case may be, knows, or in the exercise of reasonable care should have known, that the certificate or opinion with respect to the matters upon which his certificate or opinion is based as aforesaid is or are erroneous.

1.14Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall, except as may be required by any applicable Law, give to any Person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this Indenture. In the case of Notes registered in the form of Book Entry Only Notes, any reference in this Indenture to a “holder” of a Note shall be construed as a reference to the Depository.

1.15GAAP

As of the date of this Indenture, the Issuer prepares its financial statements in accordance with GAAP. Except as otherwise expressly provided in this Indenture, a Supplemental Indenture or Terms Schedule, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

Article 2

The Notes

2.1Limit of Issue

The aggregate principal amount of Notes which may be issued under this Indenture is unlimited, but Notes may be issued hereunder only upon the terms and subject to the conditions herein provided.

2.2Issuance in Series

The Notes may be issued in one or more Series. The Notes of each Series shall be designated in such manner, shall bear such date or dates and mature on such date or dates, shall bear interest, if any, at such rate or rates accruing from and payable on such date or dates, may be issued at such times and in such denominations, may be redeemable before maturity in such manner and subject to payment of such Premium or without Premium, may be payable as to principal, interest and Premium at such place or places and in such currency or currencies, may be payable as to principal, interest and Premium in Securities of the Issuer or any other Person, may provide for such mandatory redemption, sinking fund or other analogous prepayment obligations, may provide for the payment of a yield maintenance amount, may contain such provisions for the exchange or transfer of Notes of different denominations and forms, may have attached thereto or issued therewith Securities entitling the holders to subscribe for, purchase or acquire Securities of the Issuer or any other Person upon such terms, may give the holders thereof the right to convert Notes into Securities of the Issuer or any other Person upon such terms, may be defeasible at the option of the Issuer, and may contain such other provisions not inconsistent with this Indenture, as may be determined by the Issuer at or prior to the time of issue of the Notes of such Series and set forth in a Terms Schedule or, to such extent as the Issuer deems appropriate, in a Supplemental Indenture pertaining to the Notes of such Series. At the option of the Issuer, the maximum principal amount of Notes of any Series may be limited, such limitation to be expressed in the Supplemental Indenture or Terms Schedule providing for the issuance of the Notes of such Series; provided that any such limitation may be increased at any time by the Issuer.

2.3Form of Notes

(a)

The Notes of any Series may be of different denominations and forms and may contain such variations of tenor and effect, not inconsistent with this Indenture, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of Notes of different denominations or forms and in the provisions for the registration or transfer of Notes, and any Series of Notes may consist of Notes having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, different sinking fund provisions, and partly of Notes carrying the benefit of a sinking fund and partly of Notes with no sinking fund provided therefor.

(b)

Subject to paragraph (a) above and subject to any limitation as to the maximum principal amount of Notes of any particular Series, any Note may be issued as part of any Series of Notes previously issued.

(c)

All Notes shall be in the form specified by the Issuer in the Supplemental Indenture or Terms Schedule relating thereto and approved by the Trustee, whose approval shall be conclusively evidenced by its certification thereof.

2.4Notes to Rank Equally

The Notes of each Series will be senior unsecured obligations of the Issuer. The Notes of each Series will rank:

(a)

equally in right of payment (pari passu) with each other and with the Notes of every other Series (regardless of their Series or actual dates or terms of issue) and, subject to statutory preferred exceptions, with all of the Issuer’s and the Guarantor’s existing and future unsecured unsubordinated Indebtedness and other obligations, except as to sinking fund provisions (if any) applicable to different Series of Notes and other similar types of obligations of the Issuer;

(b)	senior in right of payment to all of the Issuer’s existing and future Subordinated Indebtedness, if any;
(c)	effectively subordinated to all of the Issuer’s existing and future Secured Indebtedness, to the extent of the value of the assets securing such Indebtedness; and
(d)

structurally subordinated to all of the existing and future Indebtedness and other obligations, including trade payables, of the Subsidiaries that do not guarantee the Notes, to the extent of the value of such Subsidiaries’ assets.

2.5Book Entry Only Notes; Global Notes

(a)

Except as otherwise provided in a Supplemental Indenture or Terms Schedule applicable to a Series of Notes, and subject to Subsection 2.5(c), each Series of Notes shall be issued as Book Entry Only Notes represented by one or more Global Notes registered in the name of the Depository or its nominee. Each Global Note shall bear the legend set out in Schedule “A” (or such updated legend as may be specified by the Depository from time to time). None of the Issuer, the Trustee, Registrar or any other Paying Agent shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interests in any Global Note or for maintaining, reviewing or supervising any records relating to such beneficial interests. Nothing herein or in a Supplemental Indenture or Terms Schedule shall prevent the beneficial owners in Global Notes from voting such Notes using duly executed proxies.

(b)	Beneficial owners of Book Entry Only Notes will have no right to receive definitive Notes until such time, if any, as:
(i)

the Issuer determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of Global Notes, and the Issuer is unable to locate a qualified successor;

(ii)	the Depository notifies the Issuer that it is unwilling or unable to continue to act as depository in connection with such Notes and the Issuer is unable to locate a qualified successor;
(iii)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Issuer is unable to locate a qualified successor;
(iv)	the Issuer elects, in respect of any Series of Notes, to terminate the book entry only registration of such Notes through the Depository; or
(v)	the Depository determines to transfer the Notes in accordance with Subsection 3.3(d);

following which definitive Notes in fully registered form shall be issued in exchange for such Global Note or Global Notes, registered in such names and in such denominations (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) as the Depository for such Global Note or Global Notes, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee, provided that the aggregate principal amount of the definitive Notes is equal to the principal amount of the Global Note or Global Notes so exchanged.

(c)

Notwithstanding Subsections (a) and (b) of this Section 2.5, if a Series of Notes is being issued as Book Entry Only Notes and a portion of the Notes are being issued by private placement in Canada, the United States of America or elsewhere in a manner that results in such Notes being subject to resale restrictions, the Issuer may, at its option, instead of issuing such restricted Notes as part of a Global Note, issue individual registered Notes (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) in the name of the private placement purchasers of such restricted Notes or as they may direct, with such legend or legends on such Notes as the Issuer may require; provided that upon a transfer or exchange of such Notes in a manner that will result in such legend or legends being removed from the replacement Note being issued, the Notes must be transferred to the Depository or its nominee and will become part of the Global Note or Global Notes held by the Depository.

(d)

The Issuer, at its option, may at any time and from time to time require that any Global Note be issued as a certificated or uncertificated Note with such uncertificated form to be evidenced by a book-based position on the register of Notes maintained by the Registrar in accordance with the Indenture. The Trustee shall issue uncertificated Notes or cause certificated Global Notes to be exchanged for uncertificated Notes where requested by a holder in writing; provided that, a holder may at any time and from time to time request and be entitled to receive certificated Global Notes for some or all of its uncertificated Notes. If the Issuer requires that any Global Note be issued as an uncertificated Note, then the Issuer shall provide notice of such uncertificated issuance to the Trustee, and the Trustee shall certify or authenticate such uncertificated Global Note (whether upon original issuance, exchange, registration of transfer, partial payment, redemption or conversion or otherwise) by completing its Internal Procedures and the Issuer shall thereupon be deemed to have duly and validly issued such uncertificated Global Note under this Indenture. Such certification or authentication shall be conclusive evidence that such uncertificated Note has been duly issued hereunder and that the holder of such uncertificated Global Note is entitled to the benefits of this Indenture. Registration, re-registration and transfers of Notes shall be permitted to be made and recorded through the book-based registration system, and the Register shall be final and conclusive evidence as to all matters relating to uncertificated Notes with respect to which this Indenture requires the Trustee to maintain records or accounts. The register of Notes shall indicate whether the holder holds its Notes in certificated and/or uncertificated form. If a holder holds any of its Notes in uncertificated form, then, upon issuance, re-registration, transfer or request of a holder, the Trustee shall, at the expense of such holder, provide to that holder a DRS Statement, or other statement, indicating the holder’s registered holdings of its Notes in uncertificated form. A holder wishing to re-register or transfer uncertificated Notes may do so by providing duly completed and executed assignment forms and any such other documents as the Trustee and/or the Issuer may reasonably require. A transferee shall be permitted to receive the transferred Notes in certificated and/or uncertificated form as it or the transferor directs. The delivery of a confirmation of registration in the name of the Depository or its nominee by the Trustee to the related Depository shall constitute delivery of the uncertificated Global Note to the related Depository. The Trustee is authorized by the Issuer to provide further assurances and reports required by the Depository in order to confirm the Depository’s registered holding of an uncertificated Global Note. No uncertificated Global Note shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture until it has been certified or authenticated by entry on the Register of the particulars of the uncertificated Global Note. Such entry on the Register of the particulars of an uncertificated Global Note shall be conclusive evidence that such uncertificated Global Note is a valid and binding obligation of the Issuer and that the holder is entitled to the benefits of this Indenture.

2.6Signatures on Notes

All Notes shall be signed (either manually or by way of electronic signature, including through an information system such as DocuSign) on behalf of the Issuer by any Officer. An electronic signature on any Note shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such electronic signature was reproduced, and each Note so signed shall be valid and binding upon the Issuer notwithstanding that any individual whose signature (either manual or electronic) appears on a Note is not at the Effective Date or at the date of such Note or at the date of the certification and delivery thereof an Officer.

2.7Certification

No Note shall be issued or, if issued, shall be obligatory or entitle the holder thereof to the benefit hereof until it has been certified by or on behalf of the Trustee. Such certificate on any Note shall be conclusive evidence that such Note has been duly issued hereunder and is a valid obligation of the Issuer. The Trustee shall be entitled to certify Global Notes elected by the Issuer in accordance with Section 2.5(d) herein electronically in accordance with its internal procedures. The certificate of the Trustee signed on any Note shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Note or its issuance. The certificate of the Trustee signed on any Note shall, however, be a representation and warranty by the Trustee that such Note has been duly certified by or on behalf of the Trustee pursuant to this Indenture.

2.8Payments on Global Notes

In respect of each Series of Notes (or any portion thereof) represented by a Global Note, all payments of principal, Premium, if any, or interest on such Global Note shall be made by the Issuer depositing with the Trustee immediately available funds in a sum sufficient to pay such principal, Premium, if any, or interest, when due. Such funds as are required for the payments on the Global Note by the Trustee to the Depository shall be deposited by the Issuer with the Trustee in immediately available funds on or before 11:00 a.m. (Montréal Time) on the date on which such principal, Premium, if any, or interest is due and payable. The Trustee shall use the funds deposited by the Issuer with the Trustee to pay to the Depository on the applicable payment date such amount of principal, Premium, if any, or interest then due. The deposit of funds by the Issuer with the Trustee with respect to the payment of principal, Premium, if any, or interest will satisfy and discharge the liability of the Issuer in respect of such amount of principal, Premium, if any, or interest then due on such Global Note to the extent of the amount deposited (plus the amount of any tax deducted and withheld). None of the Issuer, the Trustee or any agent or mandatary of the Trustee for any Note issued as a Global Note will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Note or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.9Concerning Interest

(a)	Except as otherwise provided in a Supplemental Indenture or Terms Schedule applicable to a Series of Notes:
(i)	payment of interest, principal or Premium, as applicable will be made in the currency in which the Note is denominated;
(ii)	every Note of a Series, whether issued originally or in exchange or in substitution for previously issued Notes, shall bear interest, as applicable, from and including the later of:
(A)	its date of issue; and
(B)	the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Notes of the same Series;

(iii)

fixed rate Notes will bear interest at the rate per annum set out on the face thereof until the principal amount is paid or made available for payment, interest will be calculated and payable monthly, quarterly, semi-annually or annually in arrears in equal instalments on the date specified or as may be agreed to between the Issuer and the purchaser of a Note and at maturity or redemption;

(iv)

floating rate Notes will bear interest from the original issue date thereof at rates set out on the face thereof, the rate of interest on floating rate Notes will be reset and payable monthly or quarterly and the Issuer shall act as pricing agent of floating rate Notes;

(v)	interest payable shall be computed on the basis of a year of 365 days or, in the case of a leap year, 366 days;
(vi)

the Record Date for each applicable Interest Payment Date will be the tenth Business Day prior to the applicable Interest Payment Date, except as otherwise provided in a Supplemental Indenture or Terms Schedule applicable to a Series of Notes; and

(vii)

whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

(b)

Subject to accrual of any interest on unpaid interest from time to time, interest on each Note will cease to accrue from the earlier of the Maturity Date of such Note and, if such Note is called for redemption, the Redemption Date, unless, in each case, upon due presentation and surrender of such Note for payment on or after such Maturity Date or Redemption Date, as the case may be, such payment is improperly withheld or refused by the Issuer.

(c)

In this Indenture, or in the Notes, where there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or the Note, and express mention of interest on amounts in default under this Indenture will not be construed as excluding such interest in those provisions of this Indenture in which such express mention is not made.

(d)

Except as otherwise provided herein or in a Supplemental Indenture or Terms Schedule applicable to a Series of Notes, if the date for payment of any amount of principal or interest in respect of any Note is not a Business Day at the place of payment, then payment will be made on the next Business Day at such place and the holder of such Note will not be entitled to any further interest or other payment in respect of the delay unless such date would fall in the following month, in which case such amount shall be determined or such action shall be taken at or before the requisite time on the prior day that is a Business Day at such location.

(e)

Except with respect to Global Notes and as otherwise provided herein or in a Supplemental Indenture or Terms Schedule applicable to a Series of Notes, the Issuer shall pay the interest (less any tax required by law to be deducted or withheld) due upon the principal amount of each interest-bearing Note (except interest payable on maturity or redemption of a Note which, at the option of the Issuer, may be paid only upon presentation of such Note for payment) by electronic funds transfer or wire transfer to the account of the holder appearing on the Register maintained by the Trustee, as Registrar and transfer agent, unless otherwise directed in writing by the holder or, in the case of registered joint holders. Such electronic funds transfer or wire transfer, as the case may be, shall satisfy and discharge the liability for the interest on such Note to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld). Such payment of interest shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date.

2.10Payments of Amounts Due on Maturity

In respect of each Series of Notes, prior to 11:00 a.m. (Montréal time) on the applicable Maturity Date for such Series of Notes, the Issuer will deposit with the Trustee an amount of immediately available funds sufficient to pay the principal amount of, Premium (if any) on and accrued and unpaid interest (if any) payable in respect of the Notes of such Series (less any taxes required by law to be deducted or withheld). The Trustee will use the funds so deposited to pay to the holders the Notes of such Series entitled to receive payment, the principal amount of Premium on and any accrued and unpaid interest payable on such Notes upon surrender of the Notes at the Corporate Trust Office or at such other place or places as shall be designated for such purpose from time to time by the Issuer and the Trustee. The deposit of such amount by the Issuer with the Trustee will satisfy and discharge the liability of the Issuer for the Notes to which the deposit relates to the extent of the amount deposited (plus the amount of any taxes deducted or withheld) and such Notes will thereafter not to that extent be considered to be outstanding and the holders thereof will have no right with respect thereto other than to receive out of the amount so deposited the respective amounts to which the holders are entitled. Failure to make a deposit as required pursuant to this Section 2.10 shall constitute an Event of Default in payment on the Notes of the Series in respect of which the deposit was required to have been made. For certainty, Global Notes deposited with a Depository are subject to surrender for payment only to the extent consistent with and in accordance with the requirements and restrictions of the Applicable Procedures of such Depository.

2.11Issue of Substitutional Notes

If any Note issued and certified hereunder shall become mutilated or be lost, destroyed or stolen, the Issuer, in its sole discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Note of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Note or in lieu of and in substitution for such lost, destroyed or stolen Note. The substituted Note shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Notes issued or to be issued hereunder. The applicant for a new Note shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Issuer and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Note so lost, destroyed or stolen as shall be satisfactory to the Issuer and to the Trustee in their discretion, and such applicant will also be required to furnish an indemnity and surety bond, in amount and form satisfactory to the Issuer and the Trustee in their discretion, and shall pay the reasonable charges of the Issuer and the Trustee in connection therewith.

2.12Option of Holder as to Place of Payment

Except as herein otherwise provided, all amounts which at any time become payable on account of any Note or any interest or Premium thereon shall be payable at the option of the holder at any of the places at which the principal and interest in respect of such Note are payable.

2.13Record of Payment

(a)

The Trustee shall maintain accounts and records evidencing each payment of principal of and Premium and interest on Notes, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

(b)

None of the Issuer, the Trustee, any Registrar or any Paying Agent will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Note or for maintaining, reviewing or supervising any records relating to such beneficial interests.

2.14Surrender for Cancellation

If the principal amount due upon any Note shall become payable before the Stated Maturity thereof, the Person presenting such Note for payment shall surrender the same to the Trustee for cancellation and the Issuer shall pay or cause to be paid the principal amount of such Note, the Premium, if any, and the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date) and Article 9 shall apply to such Note. For certainty, Global Notes deposited with a Depository are subject to surrender for cancellation only to the extent consistent with and in accordance with the requirements and restrictions of the Applicable Procedures of such Depository.

2.15Right to Receive Indenture

Each Noteholder is entitled to receive from the Issuer a copy of this Indenture upon written request and payment of a reasonable copying charge.

Article 3

REGISTRATION, TRANSFER, EXCHANGE

AND OWNERSHIP OF Notes

3.1Registers

(a)

The Issuer will cause to be kept (either physically or electronically) at the Corporate Trust Office, or at such other place as shall be agreed in writing by the Issuer and the Trustee, a central register (the “Central Register”) and may cause to be kept in such other place or places by the Trustee or by such other Registrar or Registrars (if any) as the Issuer may designate, branch registers (each a “Register” and collectively with the Central Register the “Registers”) in each of which will be entered the names and latest known addresses of Noteholders and the other particulars, as prescribed by law, of the Notes held by each of them and of all transfers of such Notes. Such registration will be noted on such Notes by the Trustee or other Registrar. Every Registrar (including the Trustee) from time to time shall, when requested to do so by the Issuer or by the Trustee, furnish the Issuer or the Trustee, as the case may be, with a list of the names and addresses of the Noteholders entered on the Register kept by such Registrar showing the principal amount and serial numbers of such Notes held by each holder, provided the Trustee shall be entitled to charge a reasonable fee to provide such a list.

(b)

The Registers referred to in this Section 3.1 shall at all reasonable times, during the regular business hours of the Trustee and upon payment of its reasonable fees, be open for inspection by the Issuer, the Trustee, any Noteholder and any Person who has a beneficial interest in a Global Note who provides a sworn affidavit confirming such beneficial ownership.

3.2Transfers of Notes

(a)	A registered holder of a Note may at any time and from time to time have such Note transferred at any of the places at which a Register is kept pursuant to Section 3.1.
(b)	No transfer of a Note will be effective as against the Issuer unless:
(i)

such transfer is made by the registered holder of the Note or the executor, administrator or other legal representative of, or any attorney for, the registered holder, duly appointed by an instrument in form and execution satisfactory to the Trustee or other Registrar, upon surrender to the Trustee or other Registrar of the Note and a duly executed form of transfer;

(ii)	such transfer is made in compliance with such requirements as the Trustee or other Registrar may prescribe; and
(iii)	such transfer has been duly noted on such Note and on one of the appropriate Registers by the Trustee or other Registrar.
(c)	Notwithstanding Subsection (a) of this Section 3.2, a registered holder of a Note may transfer such Note only in compliance with the provisions of any legend or legends thereon restricting transfer.

3.3Restrictions on Transfer of Global Notes

Notwithstanding any other provision of this Indenture, a Global Note may not be transferred by the Depository except in the following circumstances or as otherwise specified in a Supplemental Indenture or Terms Schedule relating to such Note:

(a)

a Global Note may be transferred by the Depository to the nominee of the Depository or by a nominee of the Depository to the Depository or to another nominee of the Depository or by the Depository or its nominee to a successor Depository or its nominee;

(b)

a Global Note may be transferred at any time after the Depository for such Global Note has notified the Issuer or the Issuer determines that the Depository is unwilling or unable or no longer eligible to continue as Depository for such Global Note;

(c)

a Global Note may be transferred at any time after the Issuer has determined, in its sole discretion, that the Notes represented by such Global Note shall no longer be held as Book Entry Only Notes; and

(d)	a Global Note may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Notes of the Series issued in the form of a Global Note, provided that at the time of such transfer the Event of Default has not been waived in accordance with this Indenture.

3.4Registration of Transfer or Exchange

A holder will be able to register the transfer of or exchange Notes only in accordance with this Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by this Indenture. Without the prior consent of the Issuer, the Registrar is not required (a) to register the transfer of or exchange any Note selected for redemption, (b) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (c) to register the transfer or exchange of a Note between a Record Date and the next succeeding Interest Payment Date.

3.5Closing of Registers

(a)

Except in the case of the Central Register, the Issuer shall have power at any time to close any Register. The Issuer will transfer the registration of any Notes registered on a Register which the Issuer closes to another existing Register or to a new Register and thereafter such Notes will be deemed to be registered on such existing or new Register, as the case may be. If the Register in any place is closed and the records transferred to a Register in another place, notice of such change will be given to each Noteholder registered in the Register so closed and the particulars of such change will be recorded in the Central Register.

(b)	Neither the Issuer nor the Trustee nor any Registrar shall be required to effect transfers or exchanges of Notes of any Series:
(i)	for a period of 10 days before a selection of Notes to be redeemed following the issuance of a notice of redemption pursuant to Section 5.3;
(ii)	that have been selected or called for redemption in whole or in part unless, upon due presentation thereof for redemption, such Notes are not redeemed; or
(iii)	during the period between a record date and the corresponding Interest Payment Date.

3.6Exchange of Notes

(a)

Subject to Section 3.5, Notes in any authorized form or denomination may be exchanged upon reasonable notice for Notes in any other authorized form or denomination, any such exchange to be for an equivalent aggregate principal amount of Notes of the same Series carrying the same rate of interest and having the same Maturity Date and the same redemption and sinking fund provisions, if any.

(b)

Notes of any Series may be exchanged at the Corporate Trust Office or at such other place or places (if any) as may be specified in the Notes of such Series or in the Supplemental Indenture or Terms Schedule providing for the issuance thereof, and at such other place or places (if any) as may from time to time be designated by the Issuer. Any Notes tendered for exchange shall be surrendered to the Trustee. The Issuer shall execute and the Trustee shall certify all Notes necessary to carry out such exchanges. All Notes surrendered for exchange shall be cancelled.

(c)

Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect, provided that:

(i)	Notes which have been selected or called for redemption may not be exchanged for Notes of larger denominations; and
(ii)

if a Note that has been selected or called for redemption in part is presented for exchange into Notes of smaller denominations, the Trustee shall designate, according to such method as the Trustee shall deem equitable, particular Notes of those issued in exchange, which shall be deemed to have been selected or called for redemption, in whole or in part, and the Trustee shall note thereon a statement to that effect.

3.7Ownership and Entitlement to Payment

(a)

The Person in whose name a Note is registered shall be deemed to be the owner thereof for all purposes of this Indenture and payment of or on account of the principal of and Premium and interest on such Note shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Issuer, the Trustee, any Registrar and any Paying Agent for the amount so paid.

(b)

If a Note is registered in the name of more than one Person, the principal, Premium and interest from time to time payable in respect thereof may be paid to the order of all such Persons, failing written instructions from them to the contrary, and each such payment shall be a good and sufficient discharge to the Issuer, the Trustee, any Registrar and any Paying Agent for the amount so paid.

(c)

Notwithstanding any other provision of this Indenture, all payments (including principal, Premium and interest) in respect of Notes represented by a Global Note shall be made or caused to be made to the Depository or its nominee. The Issuer understands that such payments will be subsequently paid by the Depository or its nominee to holders of interests in such Global Note, however, the Issuer has no responsibility or liability in respect of such subsequent payments.

(d)

The registered holder for the time being of a Note shall be entitled to the principal, Premium and interest evidenced by such Note, free from all equities or rights of setoff or counterclaim between the Issuer and the original or any intermediate holder thereof, and all Persons may act accordingly. The receipt by any such registered holder of any such principal, Premium or interest shall be a good and sufficient discharge to the Issuer, the Trustee, any Registrar and any Paying Agent for the amount so paid, and neither the Issuer nor the Trustee shall be bound to inquire into the title of any such registered holder.

3.8Evidence of Ownership

The Issuer and the Trustee may treat the registered holder of a Note as the owner thereof without actual production of such Note for the purpose of any Noteholders’ Request, requisition, direction, consent, instrument or other document to be made, signed or given by the holder of such Note.

3.9No Notice of Trusts

Neither the Issuer nor the Trustee nor any Registrar nor any Paying Agent shall be bound to take notice of or see to the performance or observance of any duty owed to a third Person (whether under a trust, express, implied, resulting or constructive, in respect of any Note or otherwise) by the owner or the registered holder of a Note or any Person whom the Issuer or the Trustee treats, as permitted or required by law, as the owner or the registered holder of such Note, and the Issuer, the Trustee and any Registrar may transfer such Note on the direction of the Person so treated or registered as the holder thereof, whether named as trustee or otherwise, as though that Person was the beneficial owner of such Note.

3.10Charges for Transfer and Exchange

(a)

For each Note exchanged or transferred, the Trustee or other Registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon in writing by the Trustee and the Issuer from time to time), and payment of such charges and reimbursement of the Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

(b)

Notwithstanding Subsection 3.10(a), no charge (except a charge to reimburse the Trustee or other Registrar for any stamp taxes or governmental or other charges) shall be required from a Noteholder of any Series:

(i)	for any exchange or transfer of any Note applied for within a period of 45 days from the date of the first delivery of Notes of such Series;
(ii)

for any exchange after such period of Notes in denominations in excess of $1,000 for Notes in lesser denominations, provided that the Notes surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to Subsection 3.10(b)(i);

(iii)	for any exchange of any substitutional Note that has been issued pursuant to Section 2.11; or
(iv)	for any exchange of any Note resulting from a partial redemption pursuant to Section 5.2.

3.11Issuer and Trustee Not Liable in Respect of Depository Participants

Notwithstanding any other provision in this Indenture or anything that may be construed or inferred herein to the contrary, and in addition to any other limitation on liability of the Issuer or the Trustee contained herein, neither the Issuer nor the Trustee shall have any liability in any manner whatsoever for any of the following:

(a)	any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by and registered in the name of the Depository or successor thereto;
(b)

maintaining, supervising or reviewing (or failure to maintain, supervise or review) any records relating to such beneficial ownership interests registered in the name of or in support of the Depository (or any successor thereto) or any participant;

(c)	any transfer (including any improper, inaccurate or inappropriate transfer) of beneficial ownership or interest in any Note; or
(d)

any advice or representation made or given by or with respect to the Depository (or any successor thereto) or any participant and made or given herein with respect to rules or procedures of such Depository (or any successor thereto) or any action to be taken by the Depository (or any successor thereto) or at the direction of a participant.

Article 4

ISSUE, CERTIFICATION AND DELIVERY OF Notes AND ADDITIONAL Notes

4.1Issue, Certification and Delivery of Notes and Additional Notes

(a)

The Issuer may issue, and the Trustee shall certify and deliver to or to the Order of the Issuer, Notes and Additional Notes issuable under this Indenture, but only upon receipt by the Trustee of the following:

(i)	an Officer’s Certificate stating that no Event of Default has occurred and is continuing;
(ii)

an Order of the Issuer for the certification and delivery of such Notes or Additional Notes, which shall specify the principal amount of Notes or Additional Notes requested to be certified and delivered, and to which is attached the Supplemental Indenture or Terms Schedule setting out the terms and conditions of such Notes or Additional Notes; and

(iii)	an Opinion of Counsel to the effect that all legal requirements of this Indenture and applicable Law in connection with the issue of such Notes or Additional Notes have been complied with.
(b)

Upon the certification and delivery by the Trustee of Notes or Additional Notes in accordance with an Order of the Issuer, the Supplemental Indenture or Terms Schedule attached to such Order of the Issuer shall be deemed to form part of this Indenture.

4.2No Notes or Additional Notes to be Certified during Event of Default

No Notes or Additional Notes shall be certified and delivered hereunder if, at the time of such certification and delivery, to the knowledge of the Trustee, an Event of Default has occurred and is continuing.

Article 5

OPTIONAL Redemption and Purchase of Notes

5.1General

So long as no Event of Default has occurred and is continuing, the Issuer shall have the right at its option to redeem, either in whole at any time or in part from time to time before the Stated Maturity, Notes of any Series which by their terms are made so redeemable, at such rate or rates of Premium and on such date or dates and on such terms and conditions as shall have been determined at the time of issue of such Notes and as shall be expressed in such Notes or in the Supplemental Indenture or Terms Schedule authorizing or providing for the issue thereof.

5.2Optional Partial Redemption of Notes

If less than all of the Notes of any Series for the time being outstanding are to be redeemed, the Issuer shall in each such case, at least 10 days before the date upon which the notice of redemption is required to be given, notify the Trustee in writing of the Issuer’s intention to redeem Notes of such Series and of the aggregate principal amount of Notes to be redeemed. The Notes so to be redeemed shall be selected by the Trustee on a pro rata basis or by lot or otherwise in accordance with the Applicable Procedures of CDS (in the case of a Global Note). For this purpose, the Trustee may make regulations with regard to the manner in which such Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders. Notes of denominations in excess of $1,000 may be selected and called for redemption in part only (such part being $1,000 or an integral multiple thereof), and, unless the context otherwise requires, reference to Notes in this Article 5 shall be deemed to include any such part of the principal amount of Notes which shall have been so selected and called for redemption. The holder of any Note called for redemption in part only, upon surrender of such Note for payment in accordance with this Indenture, shall be entitled to receive, without expense to such holder, one or more new Notes for the unredeemed part of the Note so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered.

5.3Notice of Redemption

(a)

Notice of intention to redeem in respect of any Series of the Notes shall be given by or on behalf of the Issuer to the Noteholders which are to be redeemed, not more than 60 days and not less than 10 days prior to the date fixed for redemption (the “Redemption Date”), in the manner provided in Section 12.2. Every notice of redemption shall specify the Series and the Maturity Date of the Notes called for redemption, the Redemption Date, the Redemption Price or the Redemption Price Calculation Date, as applicable, and the place or places of payment, and shall state that all interest thereon shall cease from and after the Redemption Date. In addition, the notice of redemption shall specify:

(i)	in the case of a notice transmitted to a Noteholder, the distinguishing letters and numbers of the Notes which are to be redeemed (or of such thereof as are registered in the name of such holder);
(ii)

in the case of a published notice, the distinguishing letters and numbers of the Notes which are to be redeemed or, if such Notes are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

(iii)	in the case of Book Entry Only Notes, that the redemption will take place in accordance with the Applicable Procedures of the Depository;
(iv)	in all cases, the principal amounts of such Notes to be redeemed or, if any such Note is to be redeemed in part only, the principal amount of such part; and
(v)

if the redemption is conditional upon the occurrence of any event(s) or circumstances, the details and terms of any such conditions precedent (e.g., a financing, asset disposition, or other transaction).

(b)

If a notice of redemption specifies a Redemption Price Calculation Date for any Notes, the Issuer shall deliver to the Trustee, not later than the second Business Day prior to the Redemption Date for such Notes, a Certificate of the Issuer which specifies the Redemption Price of such Notes.

5.4Notes Due on Redemption Dates

Upon notice having been given as specified in Section 5.3, all the Notes so called for redemption shall thereupon be and become due and payable at the Redemption Price and on the Redemption Date and on the conditions, if any, specified in such notice, in the same manner and with the same effect as if such date was the Stated Maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the money necessary to redeem such Notes shall have been deposited as provided in Section 5.5 and affidavits or other proof satisfactory to the Trustee, acting reasonably, as to the issuance, publication or mailing of such notices shall have been lodged with the Trustee, such Notes shall not be considered as outstanding hereunder and interest upon such Notes shall cease.

If any question shall arise as to whether any notice has been given as required or any deposit has been made, such question shall be decided by the Trustee, whose decision shall be final and binding upon all parties in interest.

5.5Deposit of Redemption Amount

Except as otherwise provided in a Supplemental Indenture or Terms Schedule applicable to a Series of Notes, upon Notes having been called for redemption, the Issuer shall deposit with the Trustee or any Paying Agent to the order of the Trustee, by 11:00 a.m. (Montréal time) on the Redemption Date specified in the notice of redemption, by wire or electronic funds transfer, such amount as may be sufficient to pay the Redemption Price of the Notes to be redeemed. The deposit of such amount by the Issuer with the Trustee will satisfy and discharge the liability of the Issuer in respect of the Redemption Price of the Notes to be redeemed to the extent of the amount deposited (plus the amount of any tax deducted or withheld). From the amount so deposited, the Trustee or the Paying Agent, as applicable, shall pay or cause to be paid to the holders of such Notes called for redemption, upon surrender of such Notes, the Redemption Price to which they are respectively entitled on the Redemption Date (less any taxes required by law to be deducted or withheld). The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed.

5.6Failure to Surrender Notes Called for Redemption

If the holder of any Note called for redemption fails on or before the date specified for redemption to surrender such Note, or does not within such time accept payment of the Redemption Price payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such Redemption Price (less any taxes required by law to be deducted or withheld) may be deposited in trust either with the Trustee or with a chartered bank (which may be an Affiliate of the Trustee), at such rate of interest as the Trustee or such bank may allow, and such deposit (plus the amount of any taxes deducted or withheld) shall for all purposes be deemed a payment to such holder of the sum so deposited and, to that extent, the Note shall thereafter not be considered as outstanding hereunder and such holder shall have no right other than to receive payment out of the amount so deposited, upon surrender and delivery of such holder’s Note, of the Redemption Price of such Note. For certainty, Global Notes deposited with a Depository are not subject to the surrender for redemption protocol set forth above, other than at the final redemption and repayment in full thereof.

5.7Purchase of Notes

(a)

Except as otherwise provided in the Supplemental Indenture or Terms Schedule applicable to a Series of Notes and so long as no Event of Default has occurred and is continuing, the Issuer may purchase all or any of the Notes in the open market (which shall include purchase from or through an investment dealer or stock exchange member) or by tender or by private contract, at any price. Except where the Issuer has purchased beneficial interests in a Global Note, all Notes so purchased shall forthwith be delivered to the Trustee and shall be cancelled by it and, subject to the following paragraph of this Section 5.7, no Notes shall be issued in substitution therefor.

(b)

If, upon an invitation for tenders, more Notes are tendered at the same lowest price than the Issuer is prepared to accept, the Notes to be purchased by the Issuer will be selected by the Trustee in accordance with the Applicable Procedures of the Depository (in respect of Global Notes) and in such manner (which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method) as the Trustee considers appropriate, from the Notes tendered by each tendering Noteholder who tendered at such lowest price in accordance with the terms and condition of the offer. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that, as a result thereof, one or more of such Notes become subject to purchase in part only. The holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such holder, one or more new Notes for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered.

5.8Cancellation of Notes

Subject to Sections 5.2 and 5.7 as to Notes redeemed or purchased in part, all Notes purchased or redeemed in whole or in part by the Issuer under this Article 5 shall not be reissued or resold and shall be forthwith delivered to and cancelled by the Trustee, and no Notes of the same Series shall be issued in substitution therefor and Article 9 shall apply to any such cancelled Notes.

5.9CUSIP or other Identifying Numbers

The Issuer in issuing the Notes may use “CUSIP,” “ISIN” or similar numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes of any Series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes of any Series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustees in writing of any change in the “CUSIP” numbers of any Series of Notes.

Article 6

Guarantees

6.1Guarantee

Subject to Section 6.4, the Notes of each Series will be solidarily (jointly and severally) guaranteed, on a senior unsecured basis, by each of the Subsidiaries that guarantees the Credit Facilities or any Capital Markets Indebtedness of the Issuer, for so long as guarantees are in place thereunder. The Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses

(including reasonable and documented Counsel fees, legal fees, and expenses) incurred by the Trustee or the holders in enforcing their rights under the Guarantees.

The Issuer shall cause each Initial Guarantor to execute and deliver to the Trustee a Guarantee substantially in the form set out in Schedule “C” hereto, and shall deliver or cause to be delivered to the Trustee:

(a)

true and complete copies of the constating documents and by-laws (if applicable), resolutions, certificates of incumbency and certificate of good standing or its equivalent (to the extent that such a certificate of good standing exists in the relevant jurisdiction) from the jurisdiction of incorporation or organization of such Initial Guarantor, to the extent that such certificate of good standing exists in the relevant jurisdiction; and

(b)	an Opinion of Counsel, in a form acceptable to the Trustee, acting reasonably, regarding customary corporate matters and the enforceability of such guarantee.

6.2Representation of the Issuer

The Issuer represents and warrants that the Initial Guarantors are the only Subsidiaries that are guarantors in respect of obligations under the Credit Facilities or any Capital Markets Indebtedness of the Issuer as of the Effective Date.

6.3Accession of Additional of Guarantors

The Issuer covenants that within 30 days after the accession of a Subsidiary of the Issuer having been finalized as a guarantor in respect of obligations under the then existing Credit Facilities or any Capital Markets Indebtedness of the Issuer, the Issuer will cause such Subsidiary to execute and deliver to the Trustee a Guarantee substantially in the form set out in Schedule “C” (as the same may be adjusted in accordance with provisions of Section 6.4) and shall deliver or cause to be delivered to the Trustee:

(a)

true and complete copies of the constating documents and by-laws (if applicable), resolutions, certificates of incumbency and certificate of good standing or its equivalent from the jurisdiction of incorporation or organization of such additional Guarantor, to the extent that such certificate of good standing exists in the relevant jurisdiction; and

(b)	an Opinion of Counsel, in a form acceptable to the Trustee, acting reasonably, strictly regarding customary corporate matters and the enforceability of such guarantee.

Notwithstanding any other provision of this Indenture, no Subsidiary shall be required to guarantee the Notes if any such guarantee shall be illegal or unenforceable under applicable Law (after taking into account the limitations set forth in the Guarantee), as determined in good faith by the Issuer.

6.4Release of Guarantors; Adjustment to Form of Guarantee

(a)	A Guarantor shall be released from its obligations under its Guarantee and its obligations under this Indenture after the occurrence of any of the following:
(i)

in the event of a sale or other disposition to a Third Party of all or substantially all of the assets of such Guarantor, by way of merger, amalgamation, consolidation or otherwise, or a sale or other disposition to a Third Party of all of the Equity Interests of such Guarantor then held by the Issuer and its

Subsidiaries, in each case, to the extent not prohibited by the terms of this Indenture;

(ii)

if that Guarantor shall have no outstanding guarantee with respect to Credit Facilities (including the Credit Agreement) and Capital Markets Indebtedness of the Issuer which created the obligation to guarantee the Notes; or

(iii)	legal defeasance or satisfaction and discharge of this Indenture as provided below under Article 9.
(b)

In each such case under Section 6.4(a), the designated Guarantor shall, upon delivery by the Issuer to the Trustee of an Officers’ Certificate to the effect that the conditions of the relevant clause shall have been satisfied, be automatically and unconditionally released and relieved of any obligations under its Guarantee and this Indenture. The Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

6.5Limitation on Guarantor Liability

(a)

Each Guarantor, the Trustee, and, by its acceptance of Notes, each holder, hereby confirms that it is the intention of all such parties that the Guarantee of each Guarantor organized under the laws of the United States (or any state thereof) or Canada (or any province thereof) not constitute a fraudulent transfer or conveyance for purposes of any applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor organized under the laws of the United States (or any state thereof) or Canada (or any province thereof) will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 6, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

(b)

Each Guarantor, the Trustee, and, by its acceptance of Notes, each holder, hereby confirm that the obligations of each Guarantor organized outside Canada and the United States, if applicable from time to time, will be limited as necessary or appropriate to (a) comply with applicable law, (b) avoid any general legal limitations such as general statutory limitations, financial assistance, corporate benefit, “thin capitalization” rules, retention of title claims or similar matters or (c) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors.

6.6Taxes

(a)

Additional Amounts: Notwithstanding any other provision of this Indenture, if any Guarantor is required by applicable Law in any jurisdiction to deduct or withhold or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of a Guarantor hereunder to any Recipient, then (i) the sum payable shall be increased by that Guarantor when payable as necessary so that after making or allowing for all required deductions and withholdings and payments (including deductions and withholdings and payments applicable to additional sums payable under this Section 6.6) the Recipient receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Guarantor shall make any such deductions and withholdings required to be made by it under applicable Law, and (iii) the Guarantor shall timely pay the full amount required to be deducted and withheld to the relevant Governmental Authority in accordance with applicable Law.

(b)

Payment of Other Taxes by the Guarantor: Without limiting the provisions of paragraph 6.6(a) above, the Guarantor shall timely pay any applicable Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)

Indemnification by the Guarantor: The Guarantor shall indemnify the Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by any Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Guarantor by the Recipient, shall be conclusive absent manifest error.

(d)

Evidence of Payments: As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Guarantor to a Governmental Authority, the Guarantor shall deliver to the Trustee the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Trustee.

(e)

Status of Recipients: Any Recipient that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Guarantor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder shall, at the written request of the Guarantor, deliver to the Guarantor (with a copy to the Trustee), at the time or times prescribed by applicable Law or reasonably requested by the Guarantor or the Trustee, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if requested by the Guarantor or the Trustee, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Guarantor or the Trustee as will enable the Guarantor or the Trustee to determine whether or not such Recipient is subject to withholding or information reporting requirements.

(f)

Treatment of Certain Refunds: If the Recipient determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Guarantor or with respect to which a Guarantor has paid additional amounts pursuant to this Section, it shall pay to the Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Recipient, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Guarantor, upon the request of the Trustee or such Recipient, agrees to repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Trustee or such Recipient if they are required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Trustee or any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Guarantor or any other Person, to arrange its affairs in any particular manner or to claim any available refund.

Article 7

COVENANTS OF THE ISSUER

7.1Covenants

The Issuer covenants with the Trustee that, for so long as any Notes remain outstanding:

(a)

Payment of Principal, Premium and Interest: The Issuer shall duly and punctually pay the principal of, Premium, if any, and interest on the Notes on the dates and in the manner provided in the respective Notes of each Series and this Indenture. Principal, Premium, if any, and interest on the Notes shall be considered paid on the date due if by 11:00 a.m. (Montreal time) on such date the Trustee holds in accordance with this Indenture money sufficient to pay all principal, Premium, if any, and interest then due.

(b)

Corporate Existence: Subject to Article 10, the Issuer will preserve and maintain its existence and shall also maintain its qualifications in each jurisdiction to carry on its business except to the extent that failure to maintain such qualifications would not be reasonably expected to have a Material Adverse Effect with respect to a Series.

(c)

Reports and Financial Statements: The Issuer will furnish to the Trustee copies of consolidated financial statements, whether annual or quarterly, of the Issuer and any report of the auditors thereon, in each case together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” at the same time as such financial statements are filed with the SEC or other applicable securities regulatory authorities (provided that the filing of the Issuer’s financial statements, whether annual or quarterly, and any report of the auditors thereon, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on the SEC’s website at www.sec.gov or, if applicable, on the SEDAR+ website at www.sedarplus.ca, in accordance with applicable securities laws shall satisfy the Issuer’s obligation to furnish the Trustee with copies of same). If the Issuer is no longer required under any of the indentures governing any outstanding series of the Issuer’s debt securities, applicable law or otherwise to file or furnish such reports with the SEC and no longer does so, and if the Issuer is not a “reporting issuer” (or its equivalent) required to file information with one or more securities regulators in Canada, then the Issuer shall instead furnish to the Trustee and the Noteholders, within the same timeframe as applicable to Canadian reporting issuers, (i) annual audited financial statements, and (ii) with respect to the first three fiscal quarters of each fiscal year, unaudited interim financial statements, in each case together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which shall be deemed to be furnished to the Trustee and the Noteholders if the Issuer posts such information on its public website;

(d)

Notice of Defaults: The Issuer shall provide prompt notice to the Trustee of any Default or Event of Default upon any of the Officers becoming aware of the facts giving rise to such Default or Event of Default;

(e)	Compliance Certificate: The Issuer shall furnish to the Trustee within 120 days after the end of each Fiscal Year of the Issuer, a duly executed and completed Compliance Certificate;
(f)	Limitation on Liens:
(i)

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien of any kind on any of its present or future Principal Property, or any Property, which, together with any other property subject to Liens in the same transaction or a series of related transactions, would in the aggregate constitute a Principal Property, to secure Indebtedness of the Issuer or a Restricted Subsidiary, except Permitted Liens, unless the Issuer or such Restricted Subsidiary has made or will make effective provision to secure the Notes and any applicable Guarantees equally and ratably with the obligations of the Issuer or such Restricted Subsidiary secured by such Lien for so long as such obligations are secured by such Lien.

(ii)

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

(iii)

For purposes of determining compliance with this covenant, in the event that any Lien is permitted under more than one of the provisions described in clauses (1) through (18) of the definition of “Permitted Liens,” the Issuer shall, in its sole discretion, classify such Lien and may divide and classify such Lien in more than one of the types of Liens described, and may later reclassify any Lien described in clauses (1) through (18) of the definition of “Permitted Liens” (provided that at the time of reclassification the applicable Lien is permitted under such provision or provisions).

(g)	Limitation on Restricted Subsidiary Indebtedness: The Issuer will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, unless:
(i)	the obligations of the Issuer under the Notes are secured equally and ratably with (or prior to) such Indebtedness; or
(ii)

the obligations of the Issuer under the Notes are guaranteed (which guarantee may be on an unsecured basis) by such Restricted Subsidiary such that the claim of the holders of the Notes of such series under such guarantee ranks prior to or pari passu with such Indebtedness; or

(iii)

after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, the sum of (without duplication) (x) the then outstanding aggregate principal amount of Indebtedness of all Restricted Subsidiaries (other than Exempted Secured Indebtedness and, for the avoidance of doubt, any Indebtedness permitted by clauses 7.1(g)(i) and 7.1(g)(ii) above), (y) the then outstanding aggregate principal amount of Secured Indebtedness of the Issuer (on an unconsolidated basis) and (z) Attributable Debt pursuant to then outstanding Sale and Leaseback Transactions entered into by the Issuer or a Restricted Subsidiary on or after the Series Issuance Date (or, in the case of a Restricted Subsidiary, the date on which it became a Restricted Subsidiary, if on or after the Series Issuance Date), would not exceed 15% of the Issuer’s Consolidated Net Tangible Assets; provided, however, that this restriction will not apply to, and there will not be included in any calculation hereunder, (A) Indebtedness owing by a Restricted Subsidiary to the Issuer or to another Subsidiary, (B) Indebtedness secured by Permitted Liens, (C) commercial paper issued by the Restricted Subsidiaries not to exceed in the aggregate $1 billion at any time outstanding, and (D) any extension, renewal or replacement (including successive extensions, renewals or replacements), in whole or in part, of any Indebtedness of the Restricted Subsidiaries referred to in any of the preceding clauses (A), (B) or (C) (provided that the principal amount of such refinancing Indebtedness pursuant to such extension, renewal or replacement is not increased except for the amount of accrued and unpaid interest on the refinanced Indebtedness, any reasonable premium paid to the holders of the refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the refinancing Indebtedness).

(h)	Limitation on Sale and Leaseback Transactions: The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless either:
(i)

immediately thereafter, the sum of (x) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into by the Issuer or a Restricted Subsidiary on or after the Series Issuance Date (or, in the case of a Restricted Subsidiary, the date on which it became a Restricted Subsidiary, if on or after the Series Issuance Date) and (y) the aggregate amount of all Secured Indebtedness of the Issuer and the Restricted Subsidiaries, excluding, in the case of clauses (x) and (y), Indebtedness that is secured equally and ratably with the Notes of the applicable series and Indebtedness that is secured by a Permitted Lien (except for clause (18) of the definition of “Permitted Liens”), would not exceed 15% of the Issuer’s Consolidated Net Tangible Assets; or

(ii)

an amount, equal to the greater of the net proceeds to the Issuer or a Restricted Subsidiary from such sale and the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, is used within 270 days to repay Indebtedness of the Issuer or a Restricted Subsidiary.

However, Indebtedness which is subordinate to the Notes or which is owed to the Issuer or a Restricted Subsidiary may not be repaid in satisfaction of clause 7.1(h)(ii) above.

7.2Trustee’s Remuneration and Expenses

The Issuer will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts and powers created hereby (including the reasonable fees and disbursements of its Counsel and all other advisers and assistants not regularly in its employ after obtaining consent or consulting with the Issuer in advance, which consent shall not be unreasonably withheld), in each case in accordance with the engagement agreement and the fee schedule negotiated form time to time between the Issuer and the Trustee, both before any Event of Default and thereafter until all duties of the Trustee under the trusts and powers hereof shall be finally and fully performed, except any such expenses, disbursements or advances as may arise from the gross fault, intentional fault or wilful misconduct of the Trustee. Any amount due under this Section 7.2 and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at the rate then charged by the Trustee to its corporate clients. After an Event of Default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts and powers hereunder in priority to the payment of the principal of, Premium on and interest on the Notes. This Section 7.2 shall survive the resignation or removal of the Trustee or the termination of this Indenture.

7.3Not to Accumulate Interest

In order to prevent any accumulation after maturity of unpaid interest, the Issuer will not, except with the approval of the Noteholders expressed by Extraordinary Resolution, directly or indirectly, extend or assent to the extension of time for payment of any interest payable on registered Notes or be a party to or approve any such arrangement by purchasing or funding any interest or in any other manner. If the time for payment of any such interest shall be so extended, whether for a definite period or otherwise, the registered owners entitled to such interest shall not be entitled in case of an Event of Default to the benefit of these presents except subject to the prior payment in full of the principal of and Premium on all Notes and of all matured interest on such Notes, the payment of which has not been so extended, and of all other moneys payable hereunder.

7.4Performance of Covenants by Trustee

If the Issuer fails to perform any of its covenants contained in this Indenture, the Trustee may, upon fifteen (15) Business Days’ notice to the Issuer specifying the covenant which the Issuer has failed to perform, itself perform any of such covenants capable of being performed by it on the Issuer’s behalf, but will be under no obligation to do so. All sums expended or advanced by the Trustee for such purpose will be repayable as provided in Section 7.2. No such performance or advance by the Trustee shall relieve the Issuer of any Event of Default.

Article 8

DEFAULT AND ENFORCEMENT or change of control

8.1Events of Default

Except as otherwise provided in any Supplemental Indenture or Terms Schedule, each of the following events shall be an “Event of Default” in respect of each Series of Notes issued under this Indenture:

(a)

Repayment of Notes: The failure of the Issuer to pay the principal amount of any Note of such Series, or any Premium, when due for payment under such Note, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise, and the continuance of any such failure for three (3) Business Days;

(b)	Payment of Interest: The failure of the Issuer to pay any interest when due under a Note of such Series hereunder, and the continuance of such failure to pay for 30 days;
(c)	Voluntary Insolvency: If the Issuer or any Restricted Subsidiary shall:
(i)	apply for or consent to the appointment of a receiver, monitor, trustee or liquidator of itself or of all or a substantial part of its Properties, interests or assets;

(ii)	make a general assignment for the benefit of creditors;
(iii)

commence any case, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any insolvency law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

(iv)	take action for the purpose of effecting any of the foregoing;
(d)

Involuntary Insolvency: If any case, proceeding or other action shall be instituted in any court of competent jurisdiction, against the Issuer or any Restricted Subsidiary, seeking in respect of the Issuer or such Restricted Subsidiary an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or the like of the Issuer or such Restricted Subsidiary or of all or any substantial part of its assets, or any other like relief in respect of the Issuer or such Guarantor under any bankruptcy or insolvency law and:

(i)

such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment unless such order, adjudication or appointment is stayed or otherwise effectively reversed within 30 days thereof, and in the interim the Issuer or such Restricted Subsidiary is diligently pursuing a reversal; or

(ii)

if such case, proceeding or other action is being diligently contested by the Issuer or such Restricted Subsidiary in good faith and by appropriate proceedings, the same shall continue un-dismissed, or un-stayed and in effect, for any period of 60 consecutive days;

(e)	Breach of Certain Covenants: If the Issuer is in default in observing or performing any covenant or condition contained in Section 8.12 in respect of such Series of Notes or Section 10.1;
(f)

Breach of Other Covenants: If the Issuer or any Restricted Subsidiary is in default in observing or performing any other covenant or condition contained herein (other than those heretofore dealt with in Subsection 8.1(a), 8.1(b), 8.12 or 10.1) and the continuance thereof for 60 consecutive days after notice thereof to the Issuer from the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding.

(g)

Cross Acceleration: If the Issuer or any Restricted Subsidiary is in default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary, whether such Indebtedness exists on the date hereof or is incurred after the applicable Series Issuance Date, which default:

(i)

is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable grace period and any extensions thereof, which failure has not been cured or waived, (a “Payment Default”); or

(ii)

results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer or such Restricted Subsidiary of notice of any such acceleration);

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (i) or (ii) has occurred and is continuing, aggregates in excess of the Threshold Amount.

(h)

Judgments: If one or more final non-appealable judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against the Issuer or any Restricted Subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed.

(i)

Guarantors: If any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

8.2Notice of Event of Default

(a)

If an Event of Default shall occur and be continuing, the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Noteholders in the manner provided in Section 12.2.

(b)

If notice of an Event of Default has been given to Noteholders and the Event of Default is thereafter remedied or cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Persons to whom notice of the Event of Default was given pursuant to this Section 8.2, such notice to be given within a reasonable time, not to exceed 30 days, after the Trustee becomes aware that the Event of Default has been remedied or cured.

8.3Acceleration

Subject to Section 8.4, if an Event of Default shall have occurred and be continuing under this Indenture (other than an Event of Default specified in Sections 8.1(c) or 8.1(d) above in respect of the Issuer), the Trustee, by written notice to the Issuer, or the holders of at least 25% in aggregate principal amount of all Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal (and Premium, if any) of and accrued and unpaid interest on the outstanding Notes under this Indenture shall become due and payable immediately. The Issuer shall deliver to the Trustee, within 10 days after the occurrence thereof, notice of any Payment Default or acceleration referred to in Section 8.1(g) resulting from an acceleration declaration.

8.4Waiver of Event of Default

(a)

Upon the happening of an Event of Default and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Notes of a Series, or a majority in principal amount of such Series of Notes voted at a duly constituted meeting may on behalf of the holders of all Notes of such Series, waive, rescind and annul such acceleration and its consequences with respect to such Series, and instruct the Trustee to waive such Event of Default and to cancel any acceleration declaration made by the Trustee pursuant to Section 8.3, and the Trustee shall thereupon waive the Event of Default or cancel such acceleration declaration upon such terms and conditions as shall be prescribed by the holders of Notes of such Series exercising such waiver.

(b)

If an Event of Default specified in in Sections 8.1(c) or 8.1(d) above in relation to the Issuer occurs, the principal of and any accrued interest on the Notes of each series then outstanding shall become immediately due and payable; provided however that at any time after an automatic acceleration with respect to the Notes has been made, the holders of a majority in aggregate principal amount of such series of Notes or a majority in principal amount of the Notes of such series voted at a duly constituted meeting may, under certain circumstances, rescind and annul such acceleration and its consequences, and instruct the Trustee to waive such Event of Default and to cancel any automatic acceleration, and the Trustee shall thereupon waive the Event of Default or cancel such automatic acceleration upon such terms and conditions as shall be prescribed by the holders exercising such waiver.

(c)

Notwithstanding the foregoing, if the Event of Default has occurred by reason of the non-observance or non-performance by the Issuer of any covenant applicable only to one or more particular Series of Notes, then the Noteholders of the outstanding Notes of that Series or those Series, or part thereof as the case may be, shall be entitled by written consent of the Noteholders of a majority of the aggregate principal amount of the Notes of such Series then outstanding (or by separate written consent of the Noteholders of a majority of the aggregate principal amount of the Notes of such Series then outstanding if more than one Series of Notes is so affected) to exercise the foregoing power as if the Notes of that Series or those Series, as the case may be, were the only Notes outstanding hereunder and the Trustee shall act in accordance with the instructions set out in any such written consent of the Noteholders of a majority of the aggregate principal amount of the Notes of such Series then outstanding and it shall not be necessary to obtain a waiver from the Noteholders of any other Series of Notes.

(d)

No delay or omission of the Trustee or of the holders in exercising any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein, and no act (including any waiver of an Event of Default or cancellation of an acceleration declaration) or omission, either of the Trustee or of the holders, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom. In addition, no waiver of an Event of Default or cancellation of an acceleration declaration in respect of one Series shall affect any Event of Default with respect to any other Series or impair any right of the Trustee or the Noteholders of such other Series with respect thereto.

(e)

The Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default as the Trustee shall determine, in its discretion, if, in the Trustee’s opinion, relying on the advice of Counsel, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration or demand theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

8.5Enforcement by the Trustee

(a)

Subject to the provisions of Section 8.4 and to the provisions of any Extraordinary Resolution, if the Issuer shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.3, the principal of and Premium and interest on all Notes then outstanding, together with any other amounts due hereunder, the Trustee may, in its discretion, and shall, upon receipt of a Noteholders’ Request and upon being secured, funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and Premium and interest on all the Notes then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(b)

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, and otherwise pursuant to applicable Law for and on behalf of the Noteholders or as attorney-in-fact for the Noteholders, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Issuer or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective Noteholders by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Noteholders with authority to make and file in the respective names of the Noteholders or on behalf of the Noteholders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Noteholders themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such Noteholders, as may be necessary or advisable, in the opinion of the Trustee relying on the advice of Counsel, in order to have the respective claims of the Trustee and of the Noteholders against the Issuer or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any holder.

(c)

The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised by Counsel shall be necessary or advisable to preserve and protect its interests and the interests of the Noteholders.

(d)

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust and otherwise pursuant to applicable Law for and on behalf of the Noteholders, and any recovery of judgment shall be for the rateable benefit of the Noteholders subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be party), the Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholders parties to any such proceeding.

8.6Suits by Noteholders

No Noteholder shall have any right to institute any action, suit or proceeding at law or in equity with respect to this Indenture or any Note or for the purpose of enforcing payment of the principal of or any Premium or interest on the Notes or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under bankruptcy legislation or to have the Issuer wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy unless:

(a)	an Event of Default shall have occurred and be continuing and such Noteholders shall have previously given written notice by Noteholders’ Request to the Trustee of such continuing Event of Default;
(b)

the Noteholders, by Extraordinary Resolution or by Noteholders’ Request, shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers conferred upon it or to institute an action, suit or proceeding in its name for such purpose;

(c)

the Noteholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby; and

(d)	the Trustee shall have failed to act within a reasonable time after such notification, request and provision of funding, security and indemnity.

If a Noteholder has the right to institute proceedings under this Section 8.6, such Noteholder, acting on behalf of itself and all other Noteholders, will be entitled to commence proceedings in any court of competent jurisdiction in which the Trustee might have commenced proceedings under Section 8.5.

8.7Application of Money

Except as herein otherwise expressly provided, any money received by the Trustee or a Noteholder pursuant to this Article 8 or as a result of legal or other proceedings, or from any trustee in bankruptcy or liquidator of the Issuer, shall be applied, together with other money in the hands of the Trustee available for such purpose, as follows:

(a)

first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other amounts furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided (including, without limitation, pursuant to Section 7.4 hereof);

(b)

second, in payment of the principal of and Premium and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then Premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by an Extraordinary Resolution, and in that case in such order or priority as between principal, Premium and interest as may be directed by such Extraordinary Resolution; and

(c)	third, in payment of the surplus, if any, of such money to the Issuer or its assigns unless otherwise required by law;

provided, however, that no payment shall be made pursuant to Subsection 8.7(b) in respect of the principal of or Premium or interest on any Note held, directly or indirectly, by or for the benefit of the Issuer or any Affiliate of the Issuer (other than any Note pledged for value and in good faith to a Person other than the Issuer or any Affiliate of the Issuer, but only to the extent of such Person’s interest therein) until the prior payment in full of the principal of and Premium and interest on all Notes which are not so held; provided further that the Trustee shall not be liable to any Noteholder in respect of any payment by it on any Note so held.

8.8Distribution of Proceeds

Payments to Noteholders pursuant to Subsection 8.7(b) shall be made as follows:

(a)

at least 15 days’ notice of every such payment shall be given in the manner provided in Section 12.2 specifying the time and the place or places at which the Notes are to be presented and the amount of the payment and the application thereof as between principal, Premium and interest;

(b)

payment in respect of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon, but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as the Trustee shall consider sufficient;

(c)

from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless the Note in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

(d)

the Trustee shall not be required to make any payment to Noteholders unless the amount in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments referred to in Subsection 8.7(a), exceeds 2% of the aggregate principal amount of the Notes then outstanding.

8.9Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or upon or to the Noteholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

8.10Judgment Against the Issuer

In case of any judicial or other proceedings to enforce the rights of the Noteholders, judgment may be rendered against the Issuer in favour of the Noteholders or in favour of the Trustee, as trustee for the Noteholders, for any amount which may remain due in respect of the principal for the Notes, the Premium and the interest thereon.

8.11Immunity of Officers and Others

No director, officer, employee or incorporator of the Issuer or any Guarantor, or shareholder of the Issuer, or annuitant under a plan of which a shareholder of the Issuer is a trustee or carrier will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release provided for in this Section 8.11 are part of the consideration for issuance of the Notes and the Guarantees. The waiver may not be effective to waive liabilities under applicable securities laws.

8.12Offer to Purchase Notes upon Change of Control

(a)

Upon the occurrence of any Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes of each Series as described in Article 5, each holder will have the right to require that the Issuer purchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase.

(b)

No later than 30 days following any Change of Control Triggering Event, the Issuer will deliver (in accordance with the Applicable Procedures of the Depositary, in respect of Global Notes), or cause to be delivered, to the holders, with a copy to the Trustee, a notice:

(i)	describing the transaction or transactions that constitute the Change of Control Triggering Event;
(ii)

offering to purchase, pursuant to the procedures required by this Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor, unless such Change of Control Offer is being made in advance of a Change of Control Triggering Event as contemplated below, later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes of properly tendered by such holder pursuant to such Change of Control Offer; and

(iii)	describing the procedures, as determined by the Issuer, consistent with this Indenture, that holders must follow to accept the Change of Control Offer.
(c)

On or before 11:00 a.m. (Montreal time) on the Change of Control Payment Date (or at such earlier time or date as required by the Trustee), the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of the Notes of each Series or portions of such Notes properly tendered.

(d)	On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(i)	accept for payment all Notes or portions of such Notes (of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and
(ii)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of such Notes being purchased by the Issuer.

(e)

The Paying Agent will promptly deliver to each holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(f)

If the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(g)	A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law.
(h)	The Issuer will publicly announce the results of the Change of Control Offer in respect of each series of Notes on or as soon as practicable after the date of purchase.
(i)

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of this Indenture are applicable to the transaction giving rise to the Change of Control Triggering Event. Except as described above with respect to a Change of Control Triggering Event, this Indenture does not contain provisions that permit the Noteholders to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(j)

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(k)

The Issuer will comply with all applicable securities legislation in Canada and any other applicable Laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that any applicable securities laws or regulations conflict with the “Change of Control” provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of this Indenture by virtue of such compliance.

(l)

Notwithstanding anything to the contrary contained herein or in this Indenture, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(m)

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding Notes of a Series accept a Change of Control Offer and the Issuer purchases all of the Notes of such Series held by such holders, the Issuer will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes of such Series that remain outstanding following such purchase at a redemption price equal to the Change of Control Purchase Price in respect of such Series plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(n)

The provisions under this Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with respect to any series of the Notes with the written consent of the holders of a majority of the aggregate principal amount of the Notes of such Series then outstanding.

Article 9

CANCELLATION, DISCHARGE AND DEFEASANCE

9.1Cancellation

All Notes shall, forthwith after payment is made in respect thereof, be delivered to the Trustee and cancelled by it. All Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be cancelled by the Trustee, and if required by the Issuer the Trustee shall furnish to the Issuer a cancellation certificate in respect of the Notes so cancelled.

9.2Non-Presentation of Notes

If the holder of any Note shall fail to present the same for payment on the date on which the principal thereof and Premium become payable either at Stated Maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require, then:

(a)	the Issuer shall be entitled to pay to the Trustee and direct it to set aside; or
(b)	in respect of money in the hands of the Trustee which may or should be applied to the payment of the Notes, the Issuer shall be entitled to direct the Trustee to set aside; or
(c)	in the case of redemption pursuant to notice given by the Trustee, the Trustee may itself set aside,

the principal amount and the Premium and interest, as the case may be, in trust to be paid to the holder of such Note upon due presentation or surrender thereof in accordance with this Indenture, and thereupon the principal amount and Premium and interest payable on such Note in respect of which such amount has been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof other than to receive payment of the amount so set aside (without interest) upon due presentation and surrender thereof, subject to Section 9.3.

9.3Paying Agent and Trustee to Repay Monies Held

Upon the satisfaction and discharge of this Indenture all money then held by any Paying Agent of the Notes (other than the Trustee) shall, upon demand by the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies. Upon satisfaction and discharge of this Indenture all money then held by the Trustee in respect of the Notes shall, upon demand by the Issuer, be repaid to it, and thereupon the Trustee shall be released from all further liability with respect to such monies.

9.4Repayment of Unclaimed Money

Any amount set aside under Section 9.2 and not claimed by and paid to Noteholders as provided in Section 9.2 within six years after the later of the date of such setting aside and the applicable Maturity Date shall be repaid to the Issuer by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such amount and thereafter the Noteholders in respect of which such amount was so repaid to the Issuer shall have no rights in respect thereof and the Issuer shall be discharged from its obligations in respect thereof.

9.5Satisfaction and Discharge

This Indenture will be discharged and will cease to be of further effect (except as to rights of transfer or exchange of Notes which shall survive until all Notes have been cancelled and the rights, protections and immunities of the Trustee) as to all outstanding Notes when either:

(a)	all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation; or
(b)
(i)

all Notes not delivered to the Trustee for cancellation otherwise (A) have become due and payable, or (B) will become due and payable within one year by reason of a notice of redemption or otherwise, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders, (1) cash in Canadian dollars, (2) Securities issued or guaranteed by the Government of Canada (or any agency or instrumentality thereof) or by any Province of Canada denominated in Canadian dollars, (3) any other Securities or instruments acceptable to the Trustee, or (4) a combination of any of the foregoing, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) under the Notes not theretofore delivered to the Trustee for cancellation,

(ii)	the Issuer has paid all other sums payable by it under this Indenture, and
(iii)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with.

9.6Defeasance

(a)

At any time that Notes of any Series are outstanding, the Trustee will, at the request and expense of the Issuer, execute and deliver to the Issuer such deeds and other instruments necessary to release the Issuer subject to this Article 9, from the terms of this Indenture relating to such Series of Notes, and release the Guarantors, if any, from the terms of their respective Guarantee relating to such Notes (in both cases except those relating to (i) the indemnification of the Trustee, (ii) the Issuer’s obligations with respect to the Notes concerning issuing temporary notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, and (iii) the provisions of this Section 9.6), subject to the following:

(i)	the Issuer shall have delivered to the Trustee evidence that the Issuer has:
(A)	deposited sufficient funds for payment of all principal, Premium, interest and other amounts due or to become due on such Series of Notes to the Stated Maturity thereof;
(B)

deposited funds or made provision for the payment of all fees, reasonable costs, charges, taxes and expenses properly incurred by the Trustee to carry out its duties under this Indenture and any other amount owing to the Trustee under this Indenture in respect of such Series; and

(C)

deposited funds for the payment of taxes arising with respect to all deposited funds or other provision for payment in respect of such Series, in each case irrevocably, pursuant to the terms of a trust agreement in form and substance satisfactory to the Issuer and the Trustee;

(ii)

the Trustee shall have received an Opinion of Counsel to the effect that the Noteholders of such Series will not be subject to any additional taxes as a result of the exercise by the Issuer of the defeasance option provided in this Section 9.6 and that they will be subject to taxes, if any, including those in respect of income (including taxable capital gain), on the same amount, in the same manner and at the same time or times as would have been the case if such option had not been exercised;

(iii)	no Event of Default shall have occurred and be continuing on the date of the deposit referred to in Subsection 9.6(a)(i);
(iv)	such release does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;
(v)

the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit referred to in Subsection 9.6(a)(i) was not made by the Issuer with the intent of preferring the holders of such Series of Notes over the other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer; and

(vi)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent provided for or relating to the exercise of such defeasance option have been complied with.

(b)

The Issuer will be deemed to have made due provision for the depositing of funds if it deposits or causes to be deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Issuer and the Trustee (each acting reasonably), solely for the benefit of the holders of a particular Series of Notes stated therein, (i) cash in Canadian dollars, (ii) Securities issued or guaranteed by the Government of Canada (or any agency or instrumentality thereof) or by any Province of Canada denominated in Canadian dollars, (iii) any other Securities or instruments acceptable to the Trustee, or (iv) a combination of any of the foregoing, in such amounts as will be sufficient (without consideration of any reinvestment of interest) , in the reasonable opinion of a firm of independent chartered accountants or an investment dealer acceptable to the Trustee, to provide for payment in full of such Series of Notes and all other amounts from time to time due and owing under this Indenture which pertain to such Series.

(c)

The Trustee will hold in trust all money or Securities deposited with it pursuant to this Section 9.6 and will apply the deposited money and the money from such Securities in accordance with this Indenture to the payment of principal of and Premium and interest on the Notes and, as applicable, other amounts.

(d)

If the Trustee is unable to apply any money or Securities in accordance with this Section 9.6 by reason of any legal proceeding or any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.6 until such time as the Trustee is permitted to apply all such money or Securities in accordance with this Section 9.6, provided that if the Issuer has made any payment in respect of principal, Premium or interest on such Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Issuer will be subrogated to the rights of the holders of such Notes to receive such payment from the money or Securities held by the Trustee.

Article 10

SUCCESSORS

10.1Limitation on Amalgamations, Mergers and Consolidations

(a)

So long as any Notes issued under this Indenture remain outstanding, the Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, amalgamate, consolidate, or merge with or into or wind up or dissolve into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Subsidiaries (taken as a whole) unless:

(i)	either:

(A)

the Issuer or a Subsidiary will be the surviving or continuing Person (for greater certainty, the Issuer shall be considered to be the continuing Person in the event of a statutory amalgamation governed by the laws of Canada or any province thereof of the Issuer with any of its Subsidiaries); or

(B)

(1) the Person (if other than the Issuer) formed by or surviving or continuing from such amalgamation, consolidation, merger, winding up or dissolution or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation organized and validly existing under the laws of Canada or any province thereof; and (2) the Successor expressly assumes, pursuant to a Supplemental Indenture to this Indenture executed and delivered to the Trustee, all of the obligations of the Issuer under the Notes of each Series and this Indenture; and

(ii)

immediately after giving effect to such transaction and the assumption of the obligations as set forth in Subsection 10.1(a)(i)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(iii)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such amalgamation, merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with this Indenture;

provided that Subsection 10.1(a)(ii) above shall not apply in the case of any amalgamation, consolidation, or merger with or into, or sale, lease, transfer, conveyance or other disposal of or assignment of all or substantially all of the assets of the Issuer and its Subsidiaries (taken as a whole) to another Person that is a Guarantor.

(b)

Upon any amalgamation, merger or consolidation of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer and its Subsidiaries (taken as a whole) in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such amalgamation, merger or consolidation or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable.

(c)

Notwithstanding the foregoing, any Guarantor may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Guarantor.

Article 11

MEETINGS OF NoteHOLDERS

11.1Right to Convene Meetings

The Trustee may at any time and from time to time convene a meeting of Noteholders, and the Trustee shall convene a meeting of Noteholders upon receipt of a Request of the Issuer or a Noteholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Issuer or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails within 30 days after receipt of any such request and such indemnity and funding to give notice convening a meeting, the Issuer or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in Montréal, Québec, or at such other place as may be approved or determined by the Trustee, the Issuer or the Noteholders who convened the meeting in accordance with this Section 11.1.

11.2Notice of Meetings

At least 15 days’ notice of any meeting shall be given to the Noteholders in the manner provided in Section 12.2 and a copy thereof shall be transmitted to the Trustee in the manner provided in Section 12.3 (unless the meeting has been called by it) and to the Issuer (unless the meeting has been called by it). Such notice shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of this Article 11.

11.3Chairman

The President and Chief Executive Officer of the Issuer if present, will be the chairman of any meeting of the Noteholders, failing which an individual (who need not be a Noteholder) nominated in writing by the Trustee shall be chairman of the meeting. If no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Noteholders present in person or represented by proxy shall choose by Ordinary Resolution an individual present to be chairman.

11.4Quorum

Subject to Section 11.13, at any meeting of the Noteholders a quorum shall consist of two or more Noteholders present in person or represented by proxy and owning or representing at least 25% of the aggregate principal amount of the Notes then outstanding. Subject to Section 11.13, if a quorum of the Noteholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Noteholders shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Notes then outstanding.

11.5Power to Adjourn

The chairman of a meeting at which a quorum of Noteholders is present may, with the consent of the holders of a majority of the aggregate principal amount of the Notes present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6Show of Hands

Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

11.7Poll

On every Extraordinary Resolution and on any other resolution submitted to a meeting in respect of which the chairman or one or more Noteholders or proxyholders for Noteholders holding at least $10,000 principal amount of Notes demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Resolutions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the holders of a majority of the principal amount of the Notes represented at the meeting and voted on the poll.

11.8Voting

(a)

On a show of hands, every Person who is present and entitled to vote, whether as a Noteholder or as proxyholder for one or more Noteholders or both, shall have one vote. On a poll, each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he is then the holder. A proxyholder need not be a Noteholder. In the case of joint registered holders of a Note, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present in person or represented by proxy, they shall vote together in respect of the Notes of which they are joint registered holders.

(b)

Notwithstanding Section 11.8(a), in the case of a Global Note, the Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Noteholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository’s designation.

11.9Regulations

(a)

The Trustee, or the Issuer with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

(i)

voting by proxy by Noteholders, the form of the instrument appointing a proxyholder (which will be in writing) and the manner in which it may be executed and the authority to be provided by any Person signing a proxy on behalf of the registered holder of a Note;

(ii)

the deposit of instruments appointing proxyholders at such place as the Trustee, the Issuer or the Noteholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(iii)

the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxyholders to be provided before the meeting to the Issuer or to the Trustee at the place at which the meeting is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

(b)

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only Persons who shall be recognized at a meeting as the holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Noteholders and Persons whom registered Noteholders have by instrument in writing duly appointed as their proxyholders.

11.10Issuer and Trustee May Be Represented

The Issuer, and the Trustee, by their respective officers and/or directors and the legal advisers of the Issuer and the Trustee may attend any meeting of the Noteholders, but shall have no vote as such.

11.11Powers Exercisable by Noteholders

(a)

Except as provided in Section 11.11(b) or as otherwise provided in this Indenture, all powers of and matters to be determined by the Noteholders, including, without limitation, the power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Notes which shall be agreed to by the Issuer and to authorize the Trustee to concur in and execute any Supplemental Indenture embodying any modification, change, addition or omission, may be exercised or determined from time to time by Ordinary Resolution.

(b)	The following powers of the Noteholders shall be exercisable from time to time only by Extraordinary Resolution:
(i)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or the Trustee against the Issuer or against its property, whether such rights arise under this Indenture or the Notes or otherwise;

(ii)

power to sanction any scheme for the reconstruction or reorganization of the Issuer or for the consolidation, amalgamation or merger of the Issuer with or into any other Person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Issuer or any part thereof, provided that no such sanction shall be necessary in respect of any such if Section 10.1 shall have been complied with;

(iii)

subject to Section 8.4, power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(iv)

power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest or Premium on any Notes or for the purpose of executing any trust or power hereunder;

(v)

power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.6, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(vi)	power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Securities of the Issuer;
(vii)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or otherwise as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of individuals as shall be prescribed in the resolution appointing it and the members need not be Noteholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(viii)	power to sanction the exchange of the Notes for or the conversion thereof into shares, bonds, debentures or other securities of the Issuer or of any other Person;
(ix)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Noteholders; and
(x)	power to remove the Trustee and to appoint a new trustee.

11.12Meaning of Ordinary Resolution

The expression “Ordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture (including in Section 11.17), a resolution proposed to be passed as a ordinary resolution at a meeting of Noteholders duly convened for the purpose and held in accordance with this Article 11 at which a quorum of the Noteholders is present and passed by the affirmative votes of the holders of at least a majority in aggregate principal amount of the Notes who are present in person or represented by proxy at such meeting, and which also includes instruments in writing obtained in accordance with Section 11.17 and consents obtained pursuant to any consent solicitation, tender offer or exchange offer for Notes in accordance with Section 14.2, from the Noteholders of a majority in principal amount of the Notes then outstanding.

11.13Meaning of Extraordinary Resolution

(a)

The expression “Extraordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture (including in Section 11.17 and Section 14.2), a resolution proposed to be passed as an extraordinary resolution at a meeting of Noteholders duly convened for the purpose and held in accordance with this Article 11 at which the holders of at least 51% of the aggregate principal amount of the Notes then outstanding are present in person or represented by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the aggregate principal amount of the Notes who are present in person or represented by proxy at such meeting.

(b)

If, at any such meeting, the holders of at least 51% of the aggregate principal amount of the Notes then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved, but in any other case the meeting shall stand adjourned to such date, being not less than seven (7) nor more than sixty (60) days later, and to such place and time as may be appointed by the chairman. Not less than seven (7) days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Noteholders present in person or represented by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Noteholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed to be passed as an Extraordinary Resolution at such adjourned meeting and passed by the requisite vote as provided in this Section 11.13 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of at least 51% of the aggregate principal amount of the Notes then outstanding are not present in person or represented by proxy at such adjourned meeting.

(c)	Votes on a resolution proposed to be passed as an Extraordinary Resolution shall always be given on a poll and no demand for a poll on any such resolution shall be necessary.

11.14Without Consent

Notwithstanding Section 11.11, the Issuer, the Guarantors and the Trustee may from time to time, without the consent of any holder, amend or supplement this Indenture, the Notes or the Guarantees:

(a)	to cure any ambiguity, defect or inconsistency;
(b)	to provide for uncertificated Notes in addition to or in place of certificated Notes;
(c)

to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the holders in the case of an amalgamation, merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or winding-up or dissolution or sale, lease, transfer, conveyance or other disposition or assignment in accordance with Article 10;

(d)	to add any Guarantee or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of this Indenture (to the extent in accordance with this Indenture);
(e)	to make any change that would provide any additional rights or benefits to the holders or would not materially adversely affect the rights of any holder;
(f)	to secure the Notes or any Guarantees or any other obligation under this Indenture;
(g)	to evidence and provide for the acceptance of appointment by a successor Trustee;
(h)

to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” in the Offering Memorandum was intended to be a substantially verbatim recitation of a provision of this Indenture, the Guarantees or the Notes as determined in good faith by the Issuer and set forth in an Officer’s Certificate;

(i)	to provide for any one or more of the purposes set forth in Section 14.3; or
(j)	to provide for the issuance of Additional Notes in accordance with this Indenture.

11.15Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Noteholders may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time. No powers exercisable by the Noteholders will derogate in any way from the rights of the Issuer under or pursuant to this Indenture or any Notes.

11.16Minutes

Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Issuer, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings taken to have been duly passed and taken.

11.17Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Noteholders at a meeting held as provided in this Article 11 may also be taken and exercised by an instrument in writing signed in one or more counterparts by the holders of more than the majority, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the outstanding Notes, and the expressions “Ordinary Resolution” and “Extraordinary Resolution” when used in this Indenture shall include any instrument so signed.

11.18Binding Effect of Resolutions

Subject to Section 11.19 in respect of serial meetings, every resolution passed in accordance with this Article 11 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting and every instrument in writing signed by Noteholders in accordance with Section 11.17 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its funding, security and indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

11.19Serial Meetings

(a)

If any business to be transacted at a meeting of Noteholders or any action to be taken or power to be exercised by instrument in writing under Section 11.17 especially affects the rights of the Noteholders of one or more Series in a manner or to an extent differing from that in which it affects the rights of the Noteholders of any other Series, then:

(i)	reference to such fact, indicating the Notes of each Series so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”;
(ii)	the Noteholders of a Series so especially affected shall not be bound by any action taken or power exercised at a serial meeting unless in addition to the other provisions of this Article 11:
(A)

there are present in person or represented by proxy at such meeting holders of at least 25% (in the case of an Ordinary Resolution or Extraordinary Resolution) of the aggregate principal amount of the Notes of such Series then outstanding, subject to this Article 11 as to adjourned meetings; and

(B)

the resolution is passed by the favourable votes of the holders of more than the majority in the case of an Ordinary Resolution (or, in the case of an Extraordinary Resolution, not less than 66 2/3%) of the aggregate principal amount of Notes of such Series voted on the resolution; and

(iii)

the Noteholders of a Series so especially affected shall not be bound by any action taken or power exercised by instrument in writing under Section 11.17 unless, in addition to the other provisions of this Article 11, such instrument is signed in one or more counterparts by the holders of more than the majority, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the Notes of such Series then outstanding.

(b)

Notwithstanding anything herein contained, any covenant or other provision contained herein, in a Supplemental Indenture or in a Terms Schedule which is expressed to be effective only so long as any Notes of a particular Series remain outstanding may be modified by the required resolution or consent of the Noteholders of such Series in the same manner as if the Notes of such Series were the only Notes outstanding hereunder.

(c)

In addition, notwithstanding anything herein contained, if any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing does not adversely affect the rights of the Noteholders of one or more particular

Series, this Article 11 shall apply as if the Notes of such Series were not outstanding and no notice of any such meeting need be given to the Noteholders of such Series.

11.20Record Date for Requests, Demands, Etc.

(a)

If the Issuer shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, fix in advance a record date for the determination of such holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so.

(b)

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the holders of record at the close of business of the Issuer on such record date shall be deemed to be Noteholders for the purposes of determining whether holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date.

Article 12

NOTICES

12.1Notice to the Issuer

Any notice to the Issuer under this Indenture shall be valid and effective if delivered to the Issuer at 612 Saint-Jacques Street, 17th Floor, Montréal, Québec, Canada H3C 4M8 Attention: Corporate Secretary, or, if sent by e-mail shall be deemed to have been validly given at the time of transmission, at legalnotice@quebecor.com or affairesjuridiques@quebecor.com Attention: Corporate Secretary, if it is received prior to 5:00 p.m. (Montréal time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Issuer may from time to time notify the Trustee of a change in address or email address which thereafter, until changed by like notice, shall be the address or email address of the Issuer for all purposes of this Indenture.

12.2Notice to Noteholders

(a)	Unless otherwise expressly provided in this Indenture, any notice to be given hereunder to Noteholders shall be valid and effective if given in the following manner:
(i)

in respect of any notice or communication to a holder (or its designee) of a Global Note, such notice or communication may be sent in accordance with the Applicable Procedures of CDS (or other applicable Depository) and shall be sufficiently given if so sent within the time prescribed; or

(ii)

such notice is delivered by electronic communication or sent by courier or ordinary mail postage prepaid addressed to such holders at their respective addresses appearing on any of the Registers, provided that if, in the case of joint holders of any Note, more than one address appears in the Register in respect of such joint holding, such notice shall be sent only to the first address so appearing.

(b)	Any notice so given by electronic communication shall be deemed to have been given on the Business Day received if it is received prior to 5:00 p.m. (place of receipt) on a

Business Day, failing which it shall be deemed to have been given on the next Business Day. Any notice so given by mail shall be deemed to have been given on the third (3rd) Business Day after it is mailed. Any notice so given by publication shall be deemed to have been given on the day on which the first publication is completed in all of the cities in which publication is required. In determining under any provisions hereof the date by which notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Noteholder shall not invalidate any action or proceeding founded thereon.

12.3Notice to the Trustee

Any notice to the Trustee under this Indenture shall be valid and effective if delivered to an officer of the Trustee by mail to 650 boul. de Maisonneuve West, 7th floor, Montréal, Québec, H3A 3T2 or by electronic mail to NoticesCTmontreal@computershare.com, Attention: Corporate Trust Services, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 5:00 p.m. (Montréal time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Trustee may from time to time notify the Issuer of a change in address or email address which thereafter, until changed by like notice, shall be the address or email address of the Trustee for all purposes of this Indenture.

12.4When Publication Not Required

If at any time any notice is required by this Indenture to be published in a particular city and no newspaper of general circulation is then being published and circulated on a daily basis in that city, the Issuer shall not be required to publish in that city.

12.5Waiver of Notice

Any notice provided for in this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

Article 13

CONCERNING THE TRUSTEE

13.1Indenture Legislation

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of the Civil Code or other applicable Indenture legislation, such mandatory requirement shall prevail.

The Issuer agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of the Civil Code and other applicable Indenture legislation. The Trustee agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of the Civil Code and other applicable Indenture legislation.

13.2Certain Duties and Responsibilities of Trustee

(a)

In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, and shall duly observe and comply with any legislation and regulations which relate to the functions or role of the Trustee as a fiduciary hereunder. Subject to applicable Law, the duties, responsibilities and obligations of the Trustee shall be limited to those expressly set forth herein, and the Trustee shall have no obligation to recognize nor have any liability or responsibility arising under any other document or agreement to which the Trustee is not a party, notwithstanding that reference thereto may be made herein. Subject to the foregoing, the Trustee will not be liable other than for its own gross fault, intentional fault or willful misconduct.

(b)

Without limiting the effect of the foregoing paragraph 13.2(a) but subject to any applicable provision of law, no provision of this Indenture shall be construed to relieve the Trustee from liability for its own fault as a result of its own gross fault, intentional fault or wilful misconduct.

(c)	The Trustee shall read, and act upon (as required), all of the certificates, opinions and other documents delivered to it under or pursuant to this Indenture.
(d)

Nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee is funded and indemnified as required in this Indenture.

(e)

The Trustee, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Noteholders at whose instance it is acting to deposit with it Notes held by them, for which Notes the Trustee will issue receipts.

(f)

The Trustee shall retain the right not to act and shall not be liable for refusing to act if it is due to a lack of information or instructions or if the Trustee, in its sole judgment, acting reasonably, determines that such act is conflicting with or contrary to the terms of this Indenture or any applicable Law or regulation of any jurisdiction or any applicable order or directive of any court, governmental agency or other regulatory body.

(g)

No provision of this Indenture shall operate to confer any obligation, duty or power on the Trustee in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power. For the purposes of this Section 13.2(g), legal capacity includes, without limitation, the capacity to act as a fiduciary in such jurisdiction.

(h)

The Trustee will initially be appointed by the Issuer as Registrar and Paying Agent for the Notes. The Issuer may change the Paying Agent or Registrar without prior notice to the holders, and the Issuer and/or any Guarantor may act as Paying Agent or Registrar. The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

(i)	The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any holder, unless such holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee, together with such funds required by the Trustee to act at the request of such holder.

13.3No Conflict of Interest

The Trustee represents to the Issuer that at the date of the execution and delivery of this Indenture to the best of its knowledge and belief there exists no material conflict of interest in the Trustee’s role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of the Trustee’s role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts and powers under this Indenture by giving notice in writing of such resignation and the nature of the conflict to the Issuer at least 21 days prior to the date upon which such resignation is to take effect, and will on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Notes will not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee. If the Trustee contravenes the foregoing provisions of this Section 13.3, any interested party may apply to the courts of the Province of Québec for an order that the Trustee be replaced as trustee under this Indenture.

13.4Conditions Precedent to Trustee’s Obligation to Act

(a)

The Trustee shall not be bound to give any notice or take any action or proceeding unless it is required to do so under the terms of this Indenture. The Trustee shall not be deemed to have notice of nor be required to take notice of any Event of Default under this Indenture, other than in respect of payment of any money required by any provision of this Indenture to be paid to it, unless and until the Trustee is notified in writing of such Event of Default by any Noteholder or the Issuer, which notice will distinctly specify the Event of Default desired to be brought to the attention of the Trustee, or unless a responsible officer of the Trustee has specific knowledge of an Event of Default. In the absence of such notice or knowledge, the Trustee may for all purposes of this Indenture assume that no Event of Default has occurred.

(b)	The obligation of the Trustee to commence or continue any act, action or proceeding under this Indenture will be conditional upon receipt by the Trustee of the following:
(i)

an Extraordinary Resolution, Ordinary Resolution, Noteholders’ Request, or such other notice or direction as is required pursuant to this Indenture, specifying the action or proceeding which the Trustee is requested, directed or authorized to take;

(ii)	sufficient funds and security to commence or continue such act, action or proceeding; and
(iii)

an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

13.5Replacement of Trustee

(a)

The Trustee may resign its trusts and powers and be discharged from all further duties and liabilities hereunder by giving to the Issuer three months’ notice in writing or such shorter notice as the Issuer may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder, the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 13.3. The Noteholders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new trustee. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Issuer shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Noteholders. Failing such appointment by the Issuer, the retiring trustee (at the expense of the Issuer) or any Noteholder may apply to a judge of the courts of the Province of Québec, on such notice as such judge may direct, for the appointment of a new trustee, but any new trustee so appointed by the Issuer or by the Court shall be subject to removal as aforementioned by the Noteholders. Any new trustee appointed under any provision of this Section 13.5 shall be a corporation authorized to carry on the business of a trust company in each of the provinces and territories of Canada. On any new appointment, the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(b)	Subject to the foregoing, no resignation or removal of a trustee or appointment of a successor trustee hereunder shall be effective unless such successor trustee:
(i)	is eligible to act as a trustee;
(ii)	certifies that it will not have any material conflict of interest upon becoming the trustee hereunder; and
(iii)	executes, acknowledges and delivers to the Issuer and to the retiring trustee an instrument accepting such appointment;

and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, and upon payment of all outstanding fees and expenses properly payable to the Trustee under this Indenture, shall become vested with all the rights, powers, trusts and duties of the retiring trustee.

(c)

Upon the written request of the successor trustee or of the Issuer and upon payment of all outstanding fees and expenses properly payable to the Trustee under this Indenture, the Trustee ceasing to act will execute and deliver all such assignments, conveyances or other instruments (if any) as, in the Opinion of Counsel, may be necessary to assign and transfer to such successor trustee the rights and obligations of the Trustee under this Indenture, and will duly assign, transfer and deliver all property and money held by the Trustee to the successor trustees so appointed in its place. If any deed, conveyance or instrument in writing from the Issuer is required by any new trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing will on the request of the new or successor trustee, acting reasonably, be made, executed, acknowledged and delivered by the Issuer, as the case may require. The cost of any act, document or other instrument or thing required or permitted under this Section 13.5 shall be at the expense of the Issuer.

13.6Trustee May Deal in Notes

The Trustee may buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Issuer or otherwise, without being liable to account for any profits made thereby.

13.7No Person Dealing with Trustee Need Inquire

No Person dealing with the Trustee shall be concerned to inquire whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any amount remains due upon the Notes or to see to the application of any amount paid to the Trustee.

13.8Investment of Money Held by Trustee

(a)

Unless herein otherwise expressly provided, any of the funds held by the Trustee shall be kept segregated in the records of the Trustee and shall be deposited in one or more trust accounts to be maintained by the Trustee in the name of the Trustee at one or more banks listed in Schedule “D” hereto (each, an “Approved Bank”), which account may be non-interest bearing and the Trustee and its affiliates shall not be liable to account for any profit to the Issuer, or to the holder of any Note, or to any person or entity, other than at a rate, if any, established from time to time by the Trustee or one of its affiliates. All amounts held by the Trustee pursuant to this Indenture shall be held by the Trustee pursuant to the terms of this Indenture and shall not give rise to a debtor-creditor or other similar relationship. Upon the written direction of the Issuer, the Trustee shall invest in its name such funds in Authorized Investments in accordance with such direction. For certainty, the Trustee shall not be liable to verify the terms of any written direction against the definition of Authorized Investments. Any direction by the Issuer to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 09:00 a.m. (Montréal time) on the day on which the investment is to be made. Any such direction received by the Trustee after 09:00 a.m. (Montréal time), or received on a non-Business Day, shall be deemed to have been given prior to 09:00 a.m. on the next Business Day. In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds at an Approved Bank; but the Trustee and its affiliates shall not be liable to account for any profit to the Issuer, or to the holder of any Note, or to any person or entity, other than at a rate, if any, established from time to time by the Trustee or one of its affiliates. The amounts held by the Trustee pursuant to this Indenture or invested pursuant to this Section 13.8 are at the sole risk of the Issuer and, without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for any diminution of the monies which may result from any deposit made with an Approved Bank or invested pursuant to this Section 13.8 including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The parties hereto acknowledge and agree that the Trustee will have acted prudently in depositing the monies at any Approved Bank. For certainty, after an Event of Default, the Trustee shall only make investments on receipt of appropriate instructions from the Noteholders by way of an Ordinary Resolution.

(b)

The Trustee shall have no liability for any loss sustained as a result of any investment selected by and made pursuant to the instructions of the Issuer or the Noteholders, as applicable, as a result of any liquidation of any investment prior to its maturity or for failure of either the Issuer or the Noteholders, as applicable, to give the Trustee instructions to liquidate, invest or reinvest amounts held with it.

(c)

In the absence of written instructions from either the Issuer or the Noteholders as to investment of funds held by it, such funds shall be held uninvested by the Trustee without liability for interest thereon.

(d)

Unless and until the Trustee shall have declared the principal amount of the Notes to be due and payable, the Trustee shall pay over to the Issuer all interest received by the Trustee with respect to any investments or deposits made pursuant to this Section.

13.9Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

13.10Trustee Not Required to Possess Notes

All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto.

13.11Certain Rights of Trustee

(a)

The Trustee may, if it is acting in good faith, conclusively act and rely as to the truth of, and shall not be bound to make any investigation into the facts or matters of, statements and correctness of the opinions expressed in, and shall be fully protected in acting or relying or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated therein, but the Trustee, in its discretion, may make such reasonable further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further reasonable inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer during normal business hours, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)

Any request or direction of the Issuer shall be sufficiently evidenced by a Request of the Issuer or Order of the Issuer and any resolution of the Issuer Board on behalf of the Issuer or any resolution of the Issuer Board shall be sufficiently evidenced by a Certified Resolution.

(c)

Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may require and may, in the absence of bad faith on its part, rely and act, and shall be protected in so relying and acting, upon a Certificate of the Issuer, an Officer’s Certificate, or an Opinion of Counsel (or any combination of the same). A Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate of the Issuer, Officer’s Certificate, or Opinion of Counsel.

(d)

The Trustee at the expense of the Issuer may consult with Counsel and the advice of Counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

13.12Merger, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 13, without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

13.13Action by Trustee to Protect Interests

The Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Noteholders.

13.14Protection of Trustee

(a)

In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, the Issuer hereby indemnifies and saves harmless the Trustee and its affiliates, their directors, officers, employees, mandataries and agents from and against all claims, demands, assessments, interest, suits, proceedings, losses, actions, causes of action, costs, charges, expenses (including, without limiting the foregoing, expert, consultant and counsel fees and disbursements on a solicitor or lawyer and client basis), damages, taxes (other than income or capital taxes), penalties and liabilities whatsoever brought against or incurred by the Trustee which it may suffer or incur as a result of or arising in connection with the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, except only in the event of the gross fault, intentional fault, wilful misconduct, or bad faith of the Trustee. This indemnity will survive the removal or resignation of the Trustee under this Indenture and the termination of this Indenture.

(b)

The Trustee will not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Notes (except for the representations contained in Sections 13.3 and 13.15 and in the certificate of the Trustee on the Notes) or required to verify such statements and all such statements are and will be deemed to be made by the Issuer.

(c)	The Trustee will not be bound to give notice to any Person of the execution of this Indenture.
(d)

The Trustee will not incur any liability or responsibility whatever or in any way be responsible for the consequence of any breach on the part of the Issuer of any of the covenants contained in this Indenture or in any Notes or of any acts of the agents, mandataries or employees of the Issuer.

(e)	Neither the Trustee nor any Affiliate of the Trustee will be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Issuer.
(f)

Nothing in this Indenture will impose on the Trustee any obligation to see to, or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture in any jurisdiction.

(g)	The Issuer shall provide to the Trustee an incumbency certificate setting out the names and sample signatures of persons authorized to give instructions to the Trustee hereunder. The Trustee shall be entitled to rely on such certificate until a revised certificate is provided to it hereunder. The Trustee shall be entitled to refuse to act upon any instructions given by a party which are signed by any person other than a person described in the incumbency certificate provided to it pursuant to this Section.

(h)

The Trustee shall have the right to accept and act on instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Methods. If the Issuer or any Noteholder elects to give the Trustee Instructions using Electronic Methods and the Trustee in its discretion, acting reasonably, elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer and each Noteholder understand that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee, acting reasonably, may presume that directions that purport to have been sent by an Officer or any other individual authorized for such purpose listed on the incumbency certificate provided to the Trustee have been sent by such Officer or such other individual authorized for such purpose. The Trustee shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such Instructions or directions. The Issuer agrees: (i) to assume all risks arising out of the use of such Electronic Methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to use reasonable efforts to notify the Trustee of any compromise or unauthorized use of security procedures relating to communications or Instructions to the Trustee.

(i)

Notwithstanding any other provision of this Indenture, the Trustee shall not be liable for any (i) breach by another party of the securities legislation, (ii) lost profits or (iii) consequential, punitive or special damages of any Person, irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)

The Trustee shall not incur any liability, or be held in breach of this Indenture, for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority, governmental action or judicial order, any act of God or war, riots, epidemics, pandemics, civil unrest, local or national disturbance or disaster, any act of terrorism, cyber terrorism, loss or malfunctions of utilities, computer (hardware or software) or communication services or the unavailability of any wire or other wire or communication facility or any other similar causes). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

(k)

The Trustee shall not be responsible nor incur any liability for any action it takes or omits to take or for any errors in judgment made in good faith, if it reasonably believes that the taking or omission of such action is authorized or within the rights or powers conferred upon it by this Indenture, unless it is grossly negligent in ascertaining pertinent facts.

13.15Authority to Carry on Business

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada. If the Trustee ceases to be authorized to carry on such business in any province or territory of Canada, the validity and enforceability of this Indenture and the Notes issued under this Indenture will not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada the Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 13.5.

13.16Trustee and Issuer Not Liable in Respect of Depository

The Trustee and the Issuer shall have no liability whatsoever for:

(a)	any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by and registered in the name of a Depository or its nominee;
(b)	maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or
(c)

any advice or representation made or given by or with respect to a Depository and made or given herein with respect to rules of such Depository or any action to be taken by a Depository or at the direction of a participant of a Depository.

13.17Global Notes

Notes issued to a Depository in the form of a Global Note shall be subject to the following:

(a)	the Trustee may deal with such Depository as the authorized representative of the holders of such Notes;
(b)

the rights of the beneficial owners of such Notes shall be exercised only through such Depository and shall be limited to those established by law and by agreement between the beneficial owners of such Notes and such Depository or direct participants of such Depository;

(c)

such Depository will make book-entry transfers among the direct participants of such Depository and will receive and transmit payments of principal, Premium and interest on the Notes to such direct participants; and

(d)

the direct and indirect participants of such Depository shall have no rights under this Indenture or under or with respect to any of the Notes held on their behalf by such Depository, and such Depository may be treated by the Trustee and its agents, mandataries, employees, officers and directors as the absolute owner of the Notes represented by such Global Note for all purposes whatsoever.

Notwithstanding any other provisions in this Indenture with respect to redemptions or repayment of the Notes on maturity, either full or partial, the expiry dates, payment dates and other acts that may be required to be done in connection with this Indenture, may be altered due to the internal procedures and processes with respect to cut-off times of the Depository. It is understood and agreed to by the parties hereto that neither the Issuer nor the Trustee shall have any responsibility in connection with any cut-off time imposed by the Depository.

13.18Trustee Appointed Attorney

The Issuer hereby irrevocably appoints the Trustee to be the attorney of the Issuer in the name and on behalf of the Issuer to execute any documents and to do any acts and things which the Issuer ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Issuer in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation. To the extent the Trustee acts as the attorney for the Noteholders and to the extent necessary or desirable for the purposes of this Indenture, each Noteholder by receiving and holding Notes accepts and confirms the appointment of the Trustee as attorney of such Noteholder to the extent necessary for the purposes hereof and in accordance with and subject to the provisions hereof, including with respect to and in connection with the Guarantee contemplated by this Indenture.

13.19Acceptance of Trusts

The Trustee hereby accepts the trusts and powers under in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Indenture and in trust for and for the benefit of the Noteholders from time to time, subject to the terms and conditions of this Indenture.

13.20Representation regarding Third Party Interests

The Issuer hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of the Issuer, is not intended to be used by or on behalf of any third party.

13.21Anti-Money Laundering and Sanctions

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering, sanctions or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, sanctions (including sanctions enforced by the Canadian Government, US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury, or other applicable sanctions authority (collectively “Sanctions”)) or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days prior written notice sent to the Issuer, provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance to the extent permitted by such applicable anti-money laundering, Sanctions or anti-terrorist legislation, regulation or guideline, and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

13.22Experts, Advisers and Agents

The Trustee may:

(a)	employ or retain and act and rely on the opinion or advice of or information obtained from any Counsel, auditor or other expert or advisor, whether obtained by the Trustee or by the Issuer, or otherwise, and shall not be liable for acting, or refusing to act, and relying in good faith on any such opinion or advice or information and shall not be responsible for any misconduct on the part of any of them and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid. The reasonable costs of such services shall be added to and become part of the Trustee’s remuneration hereunder; and

(b)

employ such agents and mandataries and other experts and assistants as it may reasonably require for the proper determination and discharge of its rights and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts and powers hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts and powers hereof and any solicitors or lawyers employed or consulted by the Trustee may, but need not be, solicitors or lawyers for the Issuer. The Trustee shall not be liable for the acts or misconduct of any such agent, mandatary or experts or assistants provided that the Trustee has satisfied its standard of care in selecting such agents, mandataries or assistants.

13.23Privacy Laws

The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;
(b)	to help the Trustee manage its servicing relationships with such individuals;
(c)	to meet the Trustee’s legal and regulatory requirements; and
(d)	if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its privacy code or privacy policy, which the Trustee shall make available on its website, or upon request, including revisions thereto. The Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

13.24Trust Provisions

Notwithstanding the references herein or in any Notes or in any Supplemental Indenture to this Indenture as a “Trust Indenture” or to Computershare Trust Company of Canada (or its successor hereunder, if any) as a “Trustee” or to it acting as trustee, and except for any trust which may be created or constituted in Québec for the purposes of Sections 5.6, 9.5 and 9.6 (collectively, the “Trust Sections”) (and only to the extent contemplated by the Trust Sections), no trust within the meaning of

Chapter II of Title Six of Book Four of the Civil Code is intended to be or is created or constituted hereby. In addition, for greater certainty and subject as hereinafter in this Section 13.24 provided in the case of any trust created or constituted in Québec for the purposes of the Trust Sections, the provisions of Title Seven of Book Four of the Civil Code shall not apply to any administration by the Trustee hereunder.

Except as otherwise expressly provided or unless the context otherwise requires, references in this Indenture to “trust” or “in trust”, and other similar wording shall only refer to any trust that shall be created or constituted for the purposes of the Trust Sections, as the case may be, which trusts shall, subject to the next sentence, be created or constituted under Québec law. Any such trust shall be automatically created by the mere fact of the transfer to or taking of possession by the Trustee of the property subject to and for the purposes of such trust and such provisions of the Civil Code shall automatically apply thereto unless such transfer and taking of possession occurs outside of Québec and it has previously been, or it is then, expressly agreed between the Issuer and the Trustee (acting in its sole discretion) that the trust laws in the jurisdiction where such transfer or taking of possession occurs shall apply or the laws of such jurisdiction make it mandatory that its trust laws apply to any trust created hereunder as a result of such transfer or taking of possession. The administration of any such trust shall be governed by and in accordance with the provisions hereof (and, in particular, in the case of the Trustee, Article 13 hereof) which, to the extent permitted by applicable Law, shall supersede any provisions relating to the administration of property of others or other similar provisions of any applicable Law.

Article 14

SUPPLEMENTAL INDENTURES

14.1Form of Consent

The consent of the Noteholders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

14.2Notice of Amendments

Any amendment under this Indenture may be undertaken by way of a consent solicitation that may involve a concurrent tender offer for Notes or payment of a consent fee, in each case made in compliance with the terms of this Indenture. A holder of Notes will be expected to know the terms of this Indenture and the effect of such terms on the Notes of the applicable Series and the rights of the holders of Notes. Copies of this Indenture shall be available upon request to the Issuer.

14.3Supplemental Indentures

From time to time, the Trustee and, when authorized by a resolution of the Issuer Board, the Issuer may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers Supplemental Indentures, which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(a)	creating any Notes and establishing the terms of any Notes and the terms and denominations in which they be issued as provided in Article 2;
(b)

adding limitations or restrictions to be observed upon the amount or issue of Notes hereunder, provided that, in the Opinion of Counsel, such limitations or restrictions shall not be prejudicial to the interests of the Noteholders;

(c)

adding to the covenants of the Issuer herein contained for the protection of the Noteholders or providing for Events of Default in addition to those herein specified, such addition or amendment will not be prejudicial to the interests of the Noteholders generally;

(d)

making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which it may be expedient to make, provided that such provisions and modifications will not, in the advice of Counsel, be prejudicial to the interests of the Noteholders;

(e)	providing for the issue, as permitted hereby, of Notes of any one or more Series;
(f)	evidencing the succession, or successive successions, of successors to the Issuer and the covenants of and obligations assumed by any such successor in accordance with this Indenture;
(g)	providing for the alternative arrangements whereby the Notes can be traded through an alternative book-entry system as contemplated in Section 2.5;
(h)	giving effect to any Extraordinary Resolution or Ordinary Resolution; and
(i)	for any other purpose not inconsistent with the terms of this Indenture.

The Trustee may also, without the consent or concurrence of the Noteholders, by Supplemental Indenture or otherwise, concur with the Issuer (i) in making any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any Supplemental Indenture, provided that, in the Opinion of Counsel, the rights of the Noteholders are in no way prejudiced thereby and (ii) in making any changes or corrections in this Indenture or any Supplemental Indenture which are required to conform to changes in the Applicable Procedures of the relevant Depository.

14.4Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture, this Indenture shall be modified in accordance therewith, such Supplemental Indentures shall form a part of this Indenture for all purposes, and every Noteholder to which such Supplemental Indenture relates shall be bound thereby. Any Supplemental Indenture may contain terms which add to, modify or negate any of the terms contained in this Indenture, and to the extent that there is any difference between the terms of this Indenture and the terms contained in a Supplemental Indenture, the terms contained in the Supplemental Indenture shall be applicable to the Notes to which such Supplemental Indenture relates and the corresponding terms contained in this Indenture shall not be applicable unless otherwise indicated in such Supplemental Indenture.

Article 15

EVIDENCE OF RIGHTS OF Noteholders

15.1Evidence of Rights of Noteholders

(a)	Any instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Noteholders in person or by attorney duly appointed in writing. Proof of the execution of any such instrument, or of a writing appointing any such attorney or (subject to Section 11.9 with regard to voting at meetings of Noteholders) of the holding by any Person of Notes shall be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such instrument or writing are proved by the certificate of any office authorized to take acknowledgments of deeds to be recorded at the place at which such certificate is made, that the Person signing such request or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, or in any other manner which the Trustee may consider adequate.

(b)	The Trustee may, nevertheless, in its discretion, require further proof when it deems further proof desirable or may accept such other proof as it shall consider proper.
(c)	The ownership of Notes shall be proved by the Registers as herein provided.

Article 16

EXECUTION AND FORMAL DATE

16.1Counterpart Execution; Electronic Execution of Documents

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Indenture by any person by electronic transmission shall be as effective as delivery of a manually executed copy of this Indenture by such person.

The words “execution”, “signed”, “signature” and words of like import in this Indenture or the Notes shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, including as to its validity and enforceability, as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in applicable law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act as the case may be.

16.2Formal Date

For the purpose of convenience, this Indenture may be referred to as bearing formal date of June 21, 2024, irrespective of the actual date of execution thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indenture and the hands of their proper officers in that behalf.

Videotron LTD., as Issuer

By:	/s/ Hugues Simard
Name:Hugues Simard
Title:Vice President

By:	/s/ Jean-François Parent
Name:Jean-François Parent
Title:Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Marko Kevic
Name:Marko Kevic
Title:Authorized Signatory

By:	/s/ Francis Nixon
Name:Francis Nixon
Title:Authorized Signatory

Schedule “A”

Global Note Legend

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE UPON WHICH THE ISSUER OF THIS SECURITY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO VIDEOTRON LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. (OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS) AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

Schedule “B”

Initial Guarantors

Name	Jurisdiction of Incorporation
Videotron Infrastructures Inc.	Canada
Vmedia Inc.	Canada
2251723 Ontario Inc.	Ontario
Rivertv Inc.	Canada
9176-6857 Québec Inc.	Québec
Fizz Mobile & Internet Inc.	Québec
Freedom Mobile Inc.	Alberta
Freedom Mobile Distribution Inc.	Alberta

Schedule “C”

Form of Guarantee

See attached.

C-1

GUARANTEE

THIS GUARANTEE (the “Guarantee”) is made this • day of •, •.

TO:	COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee (the “Trustee”) under the Indenture (as defined below) providing for the issuance of Notes (as defined in the Indenture) by Videotron Ltd.
(A)

The undersigned (hereinafter referred to, collectively with any other Person who, from time to time, executes and delivers to the Trustee an accession letter in the form of Appendix 1 hereto, as the “Guarantors”) have agreed to provide the Trustee with a guarantee of the Obligations (as defined herein) of Videotron Ltd. (the “Issuer” and, together with the Guarantors, the “Obligors” and each, an “Obligor”), the whole pursuant to and subject to the terms of the Trust Indenture made as of June 21, 2024 between the Issuer and the Trustee, as the same may be supplemented, restated or replaced from time to time (the “Indenture”).

(B)	Each of the Guarantors is duly authorized to guarantee the Obligations as herein provided.
(C)

All necessary resolutions of the directors, managing members, general partners or equivalent officials (as applicable) of each Guarantor have been duly passed and other proceedings taken and conditions complied with to make this Guarantee legal, valid and binding on each of the Guarantors in accordance with the laws relating to each Guarantor.

Therefore, this Guarantee witnesses that, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantors covenant with the Trustee as follows:

1.Definitions

All capitalized terms used in this Guarantee which are not otherwise defined shall have the meanings ascribed to such terms in the Indenture. In addition, for the purposes of this Guarantee, the following expressions shall have the following respective meanings indicated:

“U.S. Debtor Relief Laws” means any applicable liquidator, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including the United States Bankruptcy Code (11 U.S.C. §101, et seq.) and all amendments thereto, as are in effect from time to time during the term hereunder.

“U.S. Guarantor” means any Guarantor incorporated or formed under the laws of the United States or any State thereof.

2.Guarantee

Subject to Section 5 of this Guarantee, each Guarantor solidarily (i.e. jointly and severally), irrevocably and unconditionally, guarantees in favour of the Trustee and each of the holders of Notes (the “Noteholders” and, collectively with the Trustee, the “Guaranteed Parties”) all present and future indebtedness, liabilities and obligations of the Issuer in respect of the payment, whether at stated maturity, by reason of acceleration or otherwise (including amounts that would become due but for the operation of a stay under any law relating to bankruptcy, insolvency or restructuring or affecting creditors’ rights), of the principal of and Premium (if any) and interest on the Notes of each Series and all other amounts due or owing to the Guaranteed Parties in accordance with the terms of the Indenture, any Supplemental Indenture relating thereto and the Notes of each Series (collectively, the “Obligations”) as and when the same shall from time to time become due and payable in accordance with the terms of the Indenture, any such Supplemental Indenture and such Notes.

3.Payment

3.1Each Guarantor will be liable for the payment of any amount owing and due on account of the Obligations, on demand, and without any requirement that such Guarantor be notified or advised of the time of the creation, the amount or the terms and conditions of any of the Obligations.

3.2All payments due under this Guarantee must be made to the Trustee for the account of each Guaranteed Party in such manner and at such place as the Trustee may specify by notice to the Guarantor concerned and each Guarantor acknowledges that the Trustee may exercise all of the rights of the Guaranteed Parties hereunder.

3.3Any amount payable by a Guarantor hereunder must be paid in the currency of the Obligation to which such amount relates.

3.4After the occurrence and during the continuance of an Event of Default, the Guaranteed Parties may set-off and apply against the Obligations all sums owing by them to any Guarantor, whether or not such sums are then due and payable, subject, however, to any limitation of the liability of such Guarantor pursuant to Section 5 hereof.

3.5The records of the Trustee and each other Guaranteed Party will be, absent manifest error, conclusive evidence of the Obligations owing to the Guaranteed Parties and of all payments and performances in respect thereof.

4.Liability of Guarantors Absolute

4.1Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and will not be affected by any circumstance which constitutes a legal or equitable discharge or defense of a guarantor or surety other than payment in full of the Obligations. Without limiting the generality of the foregoing, the liability of each Guarantor under this Guarantee will not be released, reduced or affected:

(a)

by reason of any change in the corporate or organizational status, the constitution, the business, the objects or the shareholders, members or partners of the Issuer or any Guarantor, or by reason of any termination of or change in the relationships that exist among the Issuer and the Guarantors;

(b)	by reason of any amendment, waiver, release, or extension granted in respect of the Obligations by any of the Guaranteed Parties without the consent of or notification to such Guarantor;
(c)	by reason of any failure to take, preserve or perfect any Lien or of any release or subordination of any security or guarantee or any release of any other Person liable for the Obligations;
(d)

by reason of any release of or any stay of proceedings against the Issuer or other Person liable for the Obligations pursuant to any law relating to bankruptcy, insolvency, restructuring or affecting creditors’ rights; or

(e)	by reason of any incapacity or lack of power, authority or legal personality of the Issuer or any Guarantor.

4.2The obligations of each Guarantor hereunder are independent of the obligations of the Issuer and the obligations of any other Guarantor. A separate action may be brought and prosecuted against any Guarantor whether or not any action is brought against the Issuer or any Guarantor and whether or not the Issuer or any other Guarantor is party to any such action or actions.

4.3Any Guarantor will be entitled to exercise any right or recourse that such Guarantor may have against the Issuer or any other Guarantor or their assets (including any right of subrogation, indemnification or contribution) as a result of any payment made under this Guarantee, but only after the Guaranteed Parties have been paid in full of all moneys owed to them under the Obligations and all related agreements have been terminated. Until such payment in full and termination, such Guarantor will abstain from exercising any such right or recourse.

4.4Each Guarantor waives:

(a)

any benefit of division or discussion and any other right it may have of first requiring any Guaranteed Party to proceed against the Issuer or any other Person or enforce or exhaust any right, remedy or security before claiming against such Guarantor; or

(b)	any defense based upon any of the Guaranteed Parties errors or omissions in the administration of any agreement relating to the Obligations;
(c)	any right to assert termination of its Guarantee pursuant to Article 2362 of the Civil Code of Quebec; or
(d)

any right to assert against the Guaranteed Parties as a defense, any counterclaim, set-off or cross claim, or any other claim which such Guarantor may now or at any time hereafter have against the Issuer, any other Guarantor or any Guaranteed Party.

4.5Without limiting the generality of the foregoing, and without reducing, releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor’s liability hereunder, without obtaining the consent of or giving notice to any Obligor, the Trustee may, subject to the terms of the Indenture:

(a)	agree to any change in the time, manner or place of payment under, or in any other term of, any agreement between any Obligor and the Trustee;
(b)	grant time, renewals, extensions, indulgences, releases and discharges to any Obligor;
(c)	take or abstain from taking or enforcing securities or collateral from any Obligor or from rendering opposable (perfecting) securities or collateral of any Obligor;
(d)	accept compromises from any Obligor; and
(e)	apply all money at any time received from any Obligor or from securities or collateral received from any Obligor in accordance with the Indenture.

5.Limitations

5.1General Limitation. Each Guarantor, the Trustee, and, by its acceptance of Notes, each Noteholder, hereby confirms that it is the intention of all such parties that the Guarantee of each

Guarantor organized under the laws of the United States (or any state thereof) or Canada (or any province thereof) not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor organized under the laws of the United States (or any state thereof) or Canada (or any province thereof) will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 6 of the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

5.2U.S. Guarantors. Notwithstanding anything to the contrary contained in this agreement, it is the intention of each Guarantor hereunder and the Trustee and the other Guaranteed Parties that each of the U.S. Guarantors’ obligations hereunder, as of any date, shall be in (but not in excess of) such maximum amount not subject (but for the provisions of this paragraph) to avoidance under any U.S. Debtor Relief Law. The limitation of this paragraph (as to each of the U.S. Guarantors, its “Limitation”) shall apply to each of the U.S. Guarantors, only to the extent its obligations would otherwise be subject to avoidance under any U.S. Debtor Relief Law if such U.S. Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, in which case, such U.S. Guarantor’s obligations hereunder shall be reduced to that amount (“Maximum Liability”) which, after giving effect thereto, would not render such U.S. Guarantor insolvent, or leave such U.S. Guarantor with an unreasonably small capital to conduct its business, or cause such U.S. Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the U.S. Debtor Relief Law. As used herein, the terms “insolvent” and “unreasonably small capital” shall likewise be determined in accordance with the United States Bankruptcy Code (11 U.S.C. §101, et seq.). The rights of each of the U.S. Guarantors to any right of contribution or subrogation against any and all other Guarantors shall be taken into account in making any determination described in the foregoing sentence. This Section with respect to the Limitation of each of the U.S. Guarantors is intended solely to preserve the rights of the Trustee and the other Guaranteed Parties hereunder to the maximum extent not subject to avoidance under any U.S. Debtor Relief Law, and neither the U.S. Guarantors nor any other Person shall have any right or claim under this paragraph with respect to the Limitation, except to the extent necessary so that the obligations of the U.S. Guarantors or any of them hereunder shall not be rendered voidable under any U.S. Debtor Relief Law.

6.Release, Discharge and Defeasance

6.1Each Guarantor and the Trustee, on behalf of each Guaranteed Party, acknowledge that a Guarantor shall be automatically released from its obligations under this Guarantee Agreement in accordance with Section 6.4 of the Indenture.

6.2Each Guarantor shall be released from its obligations pursuant to this Guarantee upon the release of the Issuer under Sections 9.5 or 9.6 of the Indenture, provided that if the Issuer’s Obligations are revived or restated pursuant to the terms of the Indenture, the Guarantors’ Obligations hereunder will simultaneously be revived or restated.

7.Equal Benefit

This Guarantee is entered into with the Trustee for the benefit of, and the Trustee declares that it holds the same for the equal and rateable benefit of, all Noteholders. No Noteholder shall have any right to institute any suit, action or proceeding against any Guarantor hereunder other than in the circumstances described in Section 8.6 of the Indenture. Subject to the preceding sentence, all powers and trusts hereunder shall be exercised and all the proceedings at law or in equity shall be instituted, held and maintained by the Trustee for the equal benefit of all Noteholders.

8.Reinstatement of Obligations

If any payment by the Issuer or any Guarantor in respect of the Obligations is avoided or annulled or must be repaid as a result of insolvency or any similar event, the liability of each Guarantor will continue as if such payment had not occurred (and to the extent necessary, the guarantee of such Guarantor will automatically be reinstated).

9.Indemnification

This Guarantee is a primary obligation of each Guarantor and not merely a contract of surety. Each Guarantor will indemnify each Guaranteed Party for any loss suffered by such Guaranteed Party if any of the Obligations is or becomes unenforceable, for any reason whatsoever. The amount of the loss will be equal to the amount which such Guaranteed Party would otherwise have been entitled to recover.

10.Judgment Currency

If a judgment is rendered against a Guarantor for an amount owed hereunder and if the judgment is rendered in a currency (“Other Currency”) other than that in which such amount is payable under this Guarantee (“Currency of the Guarantee”), such Guarantor will pay, if applicable, at the date of payment of the judgment, an additional amount equal to the excess (i) of the said amount owed under this Guarantee, expressed into the Other Currency as at the date of payment of the judgment, over (ii) the amount of the judgment. For the purposes of obtaining the judgment and making the calculation referred to in (i), the exchange rate will be the spot rate at which the Trustee, on the relevant date, may in Montréal, sell the Currency of the Guarantee to obtain the Other Currency. Any additional amount owed under this Article 10 will constitute a cause of action distinct from the cause of action which gave rise to the judgment, and such judgment will not constitute res judicata in that respect.

11.Taxes

Any and all payments by or on account of any obligation of each Guarantor hereunder will be made free and clear of and without any deduction or withholding for any taxes. However, if a Guarantor is compelled by law to deduct any taxes from such payments or compelled by law to pay any taxes, then the sum payable will be increased as necessary so that after making all required deductions and withholdings and paying all taxes (including deductions, withholdings and taxes applicable to additional sums payable under this Article 11) the Guaranteed Parties receive an amount equal to the sum that would have been received in the absence of such deductions, withholdings or taxes.

12.Representations and Reliance

12.1Each Guarantor represents and warrants to the Guaranteed Parties that:

(a)	such Guarantor has the capacity and power to execute this Guarantee and all necessary actions or consents to authorize the execution and performance of same have been taken or obtained;
(b)	this Guarantee constitutes a valid and binding obligation of such Guarantor except as may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) by the discretion that a court may exercise in the granting of equitable remedies;

(c)	such Guarantor has had adequate means to obtain sufficient information concerning the Issuer, each other Guarantor and their financial condition and affairs; and
(d)

such Guarantor has not depended or relied on any of the Guaranteed Parties, their agents or representatives, for any information whatsoever concerning the Issuer or the Issuer’s financial condition and affairs or other matters material to such Guarantor’s decision to provide this Guarantee or for any advice or guidance with respect to such decision.

12.2Each Guarantor acknowledges that none of the Guaranteed Parties has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information or advice concerning any Guarantor or the financial conditions or affairs of any Guarantor.

13.Indenture

13.1Each Guarantor acknowledges receipt of a copy of the Indenture and agrees to be bound by the covenants of Article 7 of the Indenture to the extent that such covenants apply to such Guarantor.

14.Further Assurances

Each Guarantor covenants that, upon reasonable request from the Trustee, it will perform all acts and execute all documents necessary to give full effect to the provisions hereof and to ensure that this Guarantee will be at all times enforceable against such Guarantor in respect of all of the Obligations.

15.Additional Guarantors

Any Person who executes and delivers to the Trustee an accession letter in the form of Appendix 1 hereto will become a Guarantor and will be bound by the provisions of this Guarantee. Any such Person will deliver or cause to be delivered to the Trustee, in form acceptable to it, acting reasonably, the documents required to be delivered pursuant to Section 6.3 of the Indenture.

16.Costs and Expenses

Each Guarantor must pay on demand the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by the Trustee in connection with the preparation, negotiation, execution and administration of this Guarantee, as well as the reasonable costs and expenses incurred by the Trustee or any other Guaranteed Party in connection with the enforcement of, or the preservation of any rights under this Guarantee.

17.Other Guarantees

This Guarantee is in addition to and not in substitution of or in replacement for any other Lien, guarantee or other right held by or benefiting to any Guaranteed Party.

18.Severability

If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

To the extent permitted by applicable law, the parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

19.Amendments and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by each of the Guarantors and the Trustee. No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived. Any omission or delay of the Trustee or the Noteholders in the exercise of any right hereunder shall not constitute a renunciation to such right. Any unique or partial exercise of any power or right shall not prohibit its subsequent exercise nor the exercise of any other power or right.

20.Notices

Any demand, notice or other communication to be given in connection with this Guarantee must be given in writing to the party for whom it is intended as follows:

(a)	To any Guarantor

c/o Videotron Ltd.
612 Saint-Jacques Street,

Montréal, Québec, H3C 4M8

Canada

Attention: Treasury and Legal
E-mail: legalnotice@quebecor.com

(b)	To the Trustee:

Computershare Trust Company of Canada

650 de Maisonneuve West Boulevard, 7th Floor
Montréal, Québec, H3A 3T2
Canada

Attention: Corporate Trust Services

Email: NoticesCTmontreal@computershare.com

21.Governing law and Jurisdiction of the Courts

This Guarantee will be governed by, and construed and enforced in accordance with, the laws in effect in the Province of Québec and the laws of Canada applicable in the Province of Québec and shall be treated in all respects as Québec contracts. Each Guarantor hereby submits to the jurisdiction of the courts sitting in the judicial district of Montréal for the purposes of all legal proceedings arising out of or relating to this Guarantee and agrees that all claims in respect of any such actions, application, reference or other proceeding shall be heard and determined in such Québec courts. Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

22.Language

The parties confirm their express wish that this Guarantee and all related documents be drafted in the English language. Les parties aux présentes confirment leur volonté expresse que cette convention et tous les documents s’y rattachant soient rédigés en langue anglaise.

23.Counterparts

This Guarantee may be executed (manually or by electronic signature) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute the same agreement. Delivery of an executed counterpart of a signature page to this Guarantee by electronic transmission will be effective as delivery of a manually executed counterpart of this Guarantee.

(Signature pages follow)

IN WITNESS WHEREOF, the Guarantors have duly executed this Guarantee as of the day and year first written above.

VIDEOTRON INFRASTRUCTURES INC.

By:
Name:
Title:

VMEDIA INC.

By:
Name:
Title:

2251723 ONTARIO INC.

By:
Name:
Title:

RIVERTV INC.

By:
Name:
Title:

9176-6857 QUÉBEC INC.

By:
Name:
Title:

FIZZ MOBILE & INTERNET INC.

By:
Name:
Title:

FREEDOM MOBILE INC.

By:
Name:
Title:

FREEDOM MOBILE DISTRIBUTION INC.

By:
Name:
Title:

APPENDIX 1

ACCESSION LETTER

To:COMPUTERSHARE TRUST COMPANY OF CANADA (the “Trustee”)

From:[Name of Additional Guarantor]

Dated:

Dear Madams/Sirs:

Reference is made to the Trust Indenture dated as of June 21, 2024 between Videotron Ltd. and the Trustee and to the Guarantee dated as of June 21, 2024 among the Trustee and the Guarantors parties thereto (the “Guarantee”). In this accession letter unless the context requires otherwise, capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Guarantee.

[Name of the additional Guarantor] acknowledges having reviewed the Guarantee and hereby agrees to become a Guarantor under the Guarantee and to be bound by all of the provisions of such Guarantee, to the same extent and with the same effect as if it were an original party thereto.

Yours very truly,

[NAME OF ADDITIONAL GUARANTOR]

per:

Schedule “D”

Approved Banks

The Bank of Nova Scotia

The Toronto-Dominion Bank

BNP Paribas, Canada Branch

Royal Bank of Canada

Bank of Montreal

Canadian Imperial Bank of Commerce

Bank of America, N.A., Canada Branch

Fédération des Caisses Desjardins du Québec

HSBC Bank Canada

Citibank, N.A., Canadian Branch

JPMorgan Chase Bank, N.A., Toronto Branch

National Bank of Canada

Schedule “E”

Compliance Certificate

See attached.

VIDEOTRON LTD.

Officer’s Certificate of Compliance

under the Trust Indenture

TO:	Computershare Company of Canada (the “Trustee”)

650 boul. de Maisonneuve West, 7th floor,

Montréal, Québec, H3A 3T2

Attention: Corporate Trust Services

Email:   NoticesCTmontreal@computershare.com

DATE:[•]

Reference is made to Sections 1.13 and 7.1(e) of that certain Trust Indenture, dated as of June 21, 2024 (the “Master Indenture”), between Videotron Ltd. (the Issuer), as issuer, and the Trustee, as trustee, as supplemented by a First Supplemental Trust Indenture, dated as of June 21, 2024, and a Second Supplemental Trust Indenture, dated as of June 21, 2024 (the “Supplemental Indentures”, and together with the Master Indenture, the “Trust Indenture”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Trust Indenture.

The undersigned, ___________________, Vice President and Treasurer, solely in such capacity and without personal liability and on behalf of the Issuer, does hereby confirm and certify as follows:

1.

I am familiar with and have examined the provisions of the Trust Indenture, including, without limitation, those of Articles 7 and 8 therein, and I have read the conditions in respect of which this certificate is furnished, namely, the pertinent provisions of Sections 1.13 and 7.1(e) of the Trust Indenture.

2.

I have investigated the matters, either personally or through appropriate officers or employees of the Issuer, and such investigation is based upon (except where my knowledge was acquired through performance of my duties as an officer or employee of the Issuer) information or reports from officers or employees having knowledge of the relevant facts, relating to the Issuer’s compliance with the covenants and conditions in the Trust Indenture. In my opinion, I have made such examination or investigation as I believe necessary to enable me to make the statements contained herein.

3.

The Issuer has complied with all covenants, conditions or other requirements contained in the Indenture, the non-compliance of which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default.

[Signature page follows]

IN WITNESS WHEREOF, we have executed this Officers’ Certificate on this               day of                     ,                  .

VIDEOTRON LTD.

By:
Name:
Title: [Vice President and Treasurer]